                                                     Exhibit 10.14

                                                   EXECUTION COPY
-----------------------------------------------------------------


                           INVESTMENT AGREEMENT



                               By and Among

                      ANHEUSER-BUSCH COMPANIES, INC.,

                    ANHEUSER-BUSCH INTERNATIONAL, INC.

                                    and

                ANHEUSER-BUSCH INTERNATIONAL HOLDINGS, INC.



                                    and



                        GRUPO MODELO, S.A. DE C.V.,

                            DIBLO, S.A. DE C.V.

                                    and

                       CERTAIN SHAREHOLDERS THEREOF





                         Dated as of June 16, 1993


                             TABLE OF CONTENTS
                             -----------------
I.      DEFINITIONS. . . . . . . . . . . . . . . . . . . . .  2

II.     TERMS OF THE SUBSCRIPTION OF SERIES P-C SHARES AND
        THE PURCHASE AND SALE OF INITIAL DIBLO COMMON SHARES

        2.1     Subscription of Series P-C Shares
                and Purchase and Sale of the Initial
                Diblo Common Shares. . . . . . . . . . . . .  7
        2.2     The Closing. . . . . . . . . . . . . . . . .  8
        2.3     Purchase Price . . . . . . . . . . . . . . .  8
        2.4     Deliveries at the Closing. . . . . . . . . .  8

III.    REPRESENTATIONS AND WARRANTIES OF THE G-MODELO
        SIGNATORIES

        3.1     Capital Stock of G-Modelo. . . . . . . . . . 11
        3.2     Capital Stock of Diblo and the G-Modelo
                Corporations . . . . . . . . . . . . . . . . 13
        3.3     USA Export . . . . . . . . . . . . . . . . . 15
        3.4     Power and Authority; Effect of Agreement . . 16
        3.5     Investments. . . . . . . . . . . . . . . . . 17
        3.6     Organization; Assets . . . . . . . . . . . . 17
        3.7     Financial Information. . . . . . . . . . . . 18
        3.8     Undisclosed Liabilities; Absence of
                Certain Changes. . . . . . . . . . . . . . . 19
        3.9     Title and Related Matters. . . . . . . . . . 20
        3.10    Patents, Trademarks, Etc.. . . . . . . . . . 20
        3.11    Litigation . . . . . . . . . . . . . . . . . 22
        3.12    Compliance with Laws . . . . . . . . . . . . 22
        3.13    Tax Matters. . . . . . . . . . . . . . . . . 23
        3.14    Shareholder Agreements . . . . . . . . . . . 24
        3.15    Consents . . . . . . . . . . . . . . . . . . 25
        3.16    Environmental Matters. . . . . . . . . . . . 25
        3.17    Absence of Certain Changes or Events . . . . 26
        3.18    Material Contracts . . . . . . . . . . . . . 26
        3.19    Employee Benefits; Employment Contracts. . . 27
        3.20    Real Property. . . . . . . . . . . . . . . . 28
        3.21    Tied House Prohibitions. . . . . . . . . . . 29
        3.22    Insurance. . . . . . . . . . . . . . . . . . 29

                                i


IV.     REPRESENTATIONS AND WARRANTIES OF A-B, A-BI AND
        THE INVESTOR

        4.1     Corporate Power and Authority; Effect
                of Agreement . . . . . . . . . . . . . . . . 30
        4.2     Consents . . . . . . . . . . . . . . . . . . 31
        4.3     Availability of Funds. . . . . . . . . . . . 31
        4.4     Management of G-Modelo and the G-Modelo
                Corporations . . . . . . . . . . . . . . . . 31

V.      COVENANTS OF THE PARTIES

        5.1     Access to Information. . . . . . . . . . . . 32
        5.2     Further Assurances . . . . . . . . . . . . . 33
        5.3     Filings; Tax Returns . . . . . . . . . . . . 34
        5.4     Internal Reorganization. . . . . . . . . . . 35
        5.5     Election of A-B Director . . . . . . . . . . 36
        5.6     Environmental and Safety Laws. . . . . . . . 36
        5.7     USA Export Agreement . . . . . . . . . . . . 37
        5.8     Consummation of Public Offerings;
                Registration of Shares . . . . . . . . . . . 37
        5.9     Dividend Policies. . . . . . . . . . . . . . 38
        5.10    Equity Participations. . . . . . . . . . . . 41
        5.11    Operation of G-Modelo. . . . . . . . . . . . 41
        5.12    Government Officials . . . . . . . . . . . . 41
        5.13    Sale of Series C Shares to Employees . . . . 42
        5.14    Real Estate Transfers. . . . . . . . . . . . 42
        5.15    Technical Committees . . . . . . . . . . . . 42
        5.16    Failure by the Investor to Acquire
                all Diblo Option Shares. . . . . . . . . . . 43

VI.     TRANSFER, SALE AND PURCHASE RIGHTS

        6.1     General. . . . . . . . . . . . . . . . . . . 44
        6.2     Offer to Sell; Right of First Refusal. . . . 45
        6.3     The Investor's Option to Purchase
                Shares of G-Modelo Capital Stock . . . . . . 49
        6.4     The Investor's Option to Purchase
                Diblo Common Shares. . . . . . . . . . . . . 52
        6.5     Consequences of Failure to Convert
                Series P-C Shares. . . . . . . . . . . . . . 54
        6.6     Restriction on Dispositions to
                Competitors. . . . . . . . . . . . . . . . . 59
        6.7     Restrictions on Acquiring Series C
                Shares . . . . . . . . . . . . . . . . . . . 59
        6.8     Extension of Time Periods. . . . . . . . . . 59

                                ii


VII.    BOARDS OF DIRECTORS; VOTING

        7.1     Boards of Directors. . . . . . . . . . . . . 60
        7.2     Corporate Actions. . . . . . . . . . . . . . 62

VIII.   CONDITIONS TO THE INVESTOR'S OBLIGATIONS

        8.1     Representations, Warranties of the
                G-Modelo Signatories . . . . . . . . . . . . 68
        8.2     No Prohibition . . . . . . . . . . . . . . . 68
        8.3     No Action. . . . . . . . . . . . . . . . . . 69
        8.4     HSR Act. . . . . . . . . . . . . . . . . . . 69
        8.5     Certificates . . . . . . . . . . . . . . . . 69
        8.6     Opinion. . . . . . . . . . . . . . . . . . . 69

IX.     CONDITIONS TO THE G-MODELO SIGNATORIES' AND THE
        BANAMEX TRUST'S OBLIGATIONS

        9.1     Representations and Warranties of A-B,
                A-BI and the Investor. . . . . . . . . . . . 69
        9.2     No Prohibition . . . . . . . . . . . . . . . 70
        9.3     No Action. . . . . . . . . . . . . . . . . . 70
        9.4     HSR Act. . . . . . . . . . . . . . . . . . . 70
        9.5     Certificates . . . . . . . . . . . . . . . . 70
        9.6     Opinion. . . . . . . . . . . . . . . . . . . 70

X.      INDEMNIFICATION

        10.1    The Controlling Shareholders', G-Modelo
                and Diblo Indemnification. . . . . . . . . . 71
        10.2    The Investor's Indemnification . . . . . . . 71
        10.3    Conditions of Indemnification. . . . . . . . 72
        10.4    Remedies Cumulative. . . . . . . . . . . . . 73

XI.     TERMINATION PRIOR TO CLOSING

        11.1    Termination. . . . . . . . . . . . . . . . . 73
        11.2    Procedure and Effect of Termination. . . . . 74

XII.    DISPUTE RESOLUTION

        12.1    Arbitration. . . . . . . . . . . . . . . . . 75
        12.2    Business Disagreements . . . . . . . . . . . 76

XIII.   MISCELLANEOUS

        13.1    Survival of Representations, Warranties
                and Covenants. . . . . . . . . . . . . . . . 78
        13.2    Entire Agreement . . . . . . . . . . . . . . 78

                                iii


        13.3    Successors and Assigns . . . . . . . . . . . 78
        13.4    Counterparts . . . . . . . . . . . . . . . . 79
        13.5    Interpretation . . . . . . . . . . . . . . . 79
        13.6    Amendment and Modification . . . . . . . . . 79
        13.7    Waiver of Compliance; Consents . . . . . . . 79
        13.8    Broker's Fees. . . . . . . . . . . . . . . . 80
        13.9    Expenses . . . . . . . . . . . . . . . . . . 80
        13.10   Notices. . . . . . . . . . . . . . . . . . . 80
        13.11   Governing Law. . . . . . . . . . . . . . . . 82
        13.12   Public Announcements . . . . . . . . . . . . 82


SIGNATURES       . . . . . . . . . . . . . . . . . . . . . . 83


EXHIBIT A  --   Capital Stock of G-Modelo as of
                Closing
EXHIBIT B  --   Calculation of G-Modelo Free Cash
                Flow
EXHIBIT C  --   Procermex Pricing Policies
EXHIBIT D  --   Opinion of Santamarina Y Steta, S.C.
EXHIBIT E  --   Opinion of Stephen J. Volland, Esq.,
                Senior Associate General Counsel of
                Anheuser-Busch Companies, Inc.
EXHIBIT F  --   Opinion of Skadden, Arps, Slate,
                Meagher & Flom
EXHIBIT G  --   Opinion of Creel, Garcia-Cuellar y
                Muggenburg


SCHEDULES
---------

        Schedule 3.2(a)
        Schedule 3.2(c)
        Schedule 3.10
        Schedule 3.11
        Schedule 3.17
        Schedule 3.18
        Schedule 3.19

                                iv


                         INVESTMENT AGREEMENT


               THIS INVESTMENT AGREEMENT, made and entered into as of this 16th day of June, 1993, by and among ANHEUSER-BUSCH COMPANIES, INC., a Delaware corporation ("A-B"), ANHEUSER-BUSCH INTERNATIONAL, INC., a Delaware corporation ("A-BI"), ANHEUSER-BUSCH INTERNATIONAL HOLD-INGS, INC., a Delaware corporation (the "Investor"), and the other signatories hereto set forth on the signature pages of this Investment Agreement (such signatories other than the Option Trust and the Banamex Trust are hereinafter referred to collectively as the "G-Modelo Signatories");

                         W I T N E S S E T H:
                         - - - - - - - - - -

               WHEREAS, Srs. Antonino Fernandez R., Pablo
     Aramburuzabala, Nemesio Diez R., Juan Sanchez-Navarro y
     P. and Valentin Diez M. have transferred and caused each of the other shareholders (collectively, the "Controlling Shareholders") of Diblo, S.A. de C.V., a Mexican corpora-tion ("Diblo"), to transfer to Grupo Modelo, S.A. de C.V., a Mexican corporation ("G-Modelo"), approximately 75 percent of the issued and outstanding shares of capi-tal stock of Diblo, in exchange for 169,701,202 common shares of G-Modelo; and

               WHEREAS, the Controlling Shareholders have caused each of Consorcio Distributivo, S.A. de C.V., a Mexican corporation ("Consorcio"), and Expansion Inte-gral, S.A. de C.V., a Mexican corporation ("Expansion"), to merge into Diblo, which is now the owner of all of the outstanding shares of capital stock of all of the former subsidiaries of Consorcio and Expansion which the latter two owned prior to such merger; and

               WHEREAS, A-B and the Controlling Shareholders desire to create an association or joint venture to conduct and expand G-Modelo's and Diblo's current busi-nesses, which shall be managed by the Controlling Share-holders, with the participation of A-B, A-BI and the Investor as provided in this Agreement; and

               WHEREAS, in furtherance of and in consideration for the creation of such association or joint venture, the Investor desires, among other things, (i) to sub-scribe and fully pay for 20,323,498 shares of Series P-C Convertible Preferred Stock, no par value (the "Series P-


     C Shares"), of G-Modelo, representing all of the autho-rized Series PC Shares of GModelo, which Series P-C Shares represent in excess of 10 percent of the total outstanding capital stock of G-Modelo and which shall be part of G-Modelo's Class II capital stock, and (ii) to purchase from Banco Nacional de Mexico, S.A., as Trustee of the Trust (the "Banamex Trust") established under the Trust Agreement dated as of November 28, 1991, as amended and restated on June 11, 1993 (the "Banamex Trust Agree-ment"), among the Controlling Shareholders and the Trust-ee of the Banamex Trust, and the Trustee of the Banamex Trust desires to sell to the Investor, 24,329,922 shares (the "Initial Diblo Shares") of Series B Common Stock, no par value (the "Diblo Series B Shares"), of Diblo, which Initial Diblo Shares represent in excess of 10 percent of the total outstanding capital stock of Diblo and which shall be part of Diblo's Class II capital stock;

               NOW, THEREFORE, in consideration of the forego-ing premises and the respective representations, warran-ties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, and intending to be legally bound hereby the parties do hereby agree as follows:

                              ARTICLE I

                             DEFINITIONS
                             -----------
                Capitalized terms used herein shall have the meaning ascribed to them in this Article I unless such terms are defined elsewhere in this Agreement.

               1.1.  A-B.  "A-B" shall have the meaning set
                     ---
     forth in the first paragraph of this Agreement.

               1.2.  A-BI.  "A-BI" shall have the meaning set
                     ----
     forth in the first paragraph of this Agreement.

               1.3.  Amended Diblo By-laws.  "Amended Diblo
                     ---------------------
     By-laws" shall mean the By-laws of Diblo as amended and provided to the Investor pursuant to Section 2.4(b)(v).

               1.4.  Amended G-Modelo By-laws.  "Amended
                     ------------------------
     G-Modelo By-laws" shall mean the By-laws of G-Modelo as amended and provided to the Investor pursuant to Section
     2.4(b)(v).

                                2


               1.5.  Banamex Trust.  "Banamex Trust" shall
                     -------------
     have the meaning set forth in the fourth preamble of this Agreement.

               1.6.  Banamex Trust Agreement.  "Banamex Trust
                     -----------------------
     Agreement" shall have the meaning set forth in the fourth preamble of this Agreement.

               1.7.  Closing.  "Closing" shall mean the com-
                     -------
     pletion of the purchase and sale of the Series P-C Shares and the Initial Diblo Shares.

               1.8.  Closing Date.  "Closing Date" shall mean
                     ------------
     the date on which the Closing occurs.

               1.9.  C&L.  "C&L" shall mean Despacho Roberto
                     ---
     Casas Alatriste, S.C., the Mexican affiliate of Coopers & Lybrand, independent certified public accountants for G-Modelo and the G-Modelo Corporations or such other Mexican affiliate of a "Big 6" international accounting firm appointed by the G-Modelo Board of Directors to audit the accounts of G-Modelo and the G-Modelo Corpora-tions.

               1.10.  Consorcio.  "Consorcio" shall have the
                      ---------
     meaning set forth in the second preamble of this Agreement.

               1.11.  Controlling Shareholders.  "Controlling
                      ------------------------
     Shareholders" shall have the meaning set forth in the first preamble of this Agreement.

               1.12.  Control Trust.  "Control Trust" shall
                      -------------
     mean the trust established under the Control Trust Agree-ment.

               1.13.  Control Trust Agreement.  "Control Trust
                      -----------------------
     Agreement" shall mean the agreement dated as of June 11, 1993, among the Controlling Shareholders, A-B and Banco Nacional de Mexico, S.A., as Trustee for the Control Trust.

               1.14.  Diblo.  "Diblo"  shall have the meaning
                      -----
     set forth in the first preamble of this Agreement.

               1.15.  Diblo Series A Shares.  "Diblo Series A
                      ---------------------
     Shares" shall be the Class I authorized shares of Series
     A Common Stock, no par value, of Diblo.

                                3


               1.16.  Diblo Series B Shares.  "Diblo Series B
                      ---------------------
     Shares" shall have the meaning set forth in the fourth preamble of this Agreement.

               1.17.  Diblo P-C Shares.  "Diblo P-C Shares"
                      ----------------
     shall mean the Class II authorized shares of Series P-C
     Convertible Preferred Stock, no par value, of Diblo.

               1.18.  Encumbrances.  "Encumbrances" shall mean
                      ------------
     all liens, claims, options, security interests or other encumbrances of any character whatsoever.

               1.19.  Expansion.  "Expansion" shall have the
                      ---------
     meaning set forth in the second preamble of this Agree-ment.

               1.20.  Free Exchange Rate.  "Free Exchange
                      ------------------
     Rate" shall mean the average of the U.S. dollar/Mexican Peso free exchange rates for the sale of U.S. dollars based on the amount of money to be converted quoted by Banco Nacional de Mexico, S.A. and Bancomer, S.A. at 10:00 a.m. on the date of payment for which such free exchange rate is being used.

               1.21.  G-Modelo.  "G-Modelo" shall have the
                      --------
     meaning set forth in the first preamble of this Agree-ment.

               1.22.  G-Modelo Corporations.  "G-Modelo Corpo-
                      ---------------------
     rations" shall mean Diblo and the other Subsidiaries of G-Modelo.

               1.23.  G-Modelo Signatories.  "G-Modelo Signa-
                      --------------------
     tories" shall have the meaning set forth in the first paragraph of this Agreement.

               1.24.  Heads of Agreement.  "Heads of Agree
                      ------------------
     ment" shall mean the Heads of Agreement dated as of March
     24, 1993, among A-B, A-BI, G-Modelo, Diblo and certain
     Controlling Shareholders.

               1.25.  HSR Act.  "HSR Act" shall mean the
                      -------
     Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                                4


               1.26.  Initial Diblo Shares.  "Initial Diblo
                      --------------------
     Shares" shall have the meaning set forth in the fourth preamble of this Agreement.

               1.27.  Internacionales.  "Internacionales"
                      ---------------
     shall mean Cervezas Internacionales, S.A. de C.V., a Mexican corporation and a Subsidiary of Diblo.

               1.28.  Investor.  "Investor" shall have the
                      --------
     meaning set forth in the first paragraph of this Agree-ment.

               1.29.  LRMI.  "LRMI" shall mean the Law and
                      ----
     Regulations to Promote Mexican Investment and Regulate
     Foreign Investment.

               1.30.  Mexican GAAP.  "Mexican GAAP" shall
                      ------------
     mean Mexican generally accepted accounting principles.

               1.31.  Mexican Pesos.  "Mexican Pesos" shall
                      -------------
     mean New Mexican pesos as of the date of this Agreement.

               1.32.  Option Shares.  "Option Shares" shall
                      -------------
     have the meaning set forth in Section 6.3.

               1.33.  Option Trust.  "Option Trust" shall mean
                      ------------
     the trust established under the Option Trust Agreement.

               1.34.  Option Trust Agreement.  "Option Trust
                      ----------------------
     Agreement" shall mean the agreement dated as of June 11, 1993, among the Controlling Shareholders and Banco Nacional de Mexico, S.A., as Trustee for the Option Trust.

               1.35.  Person.  The term "person" shall mean
                      ------
     and include an individual, a partnership, a joint ven-ture, a corporation, a trust, an unincorporated organiza-tion and a government or any department or agency there-of.

               1.36.  Prime Rate.  "Prime Rate" shall mean the
                      ----------
     rate published by the New York City Branch of Citibank, N.A. as its prime rate on the date on which interest is to begin to accrue.

                                5


               1.37.  PW.  "PW" shall mean Price Waterhouse,
                      --
     independent certified public accountants for A-B and its Subsidiaries or such other "Big 6" international account-ing firm appointed by the A-B Board of Directors to audit the accounts of A-B and its Subsidiaries.

               1.38.  Real Estate Trust.  "Real Estate Trust"
                      -----------------
     shall mean the trust established under the Real Estate
     Trust Agreement.

               1.39.  Real Estate Trust Agreement. "Real
                      ---------------------------
     Estate Trust Agreement" shall mean the agreement dated as of January 22, 1993, among Diblo and Banco Nacional de
     Mexico, S.A., as Trustee of the Real Estate Trust.

               1.40.  Related Person.  "Related Person" shall
                      --------------
     mean when used in reference to any other Person any Person who owns or holds ten percent or more of the outstanding capital stock of such other Person or is an officer, director or sole administrator of such other Person or in the case of a natural Person, his spouse, his or his spouse's children (including by adoption), his siblings (including half and step siblings), his estate and any trust entirely for the benefit of any one or more of himself or any of the foregoing individuals.

               1.41.  Series A Shares.  "Series A Shares"
                      ---------------
     shall mean the Class I and Class II authorized shares of Series A Common Stock, no par value, of G-Modelo.

               1.42.  Series B Shares.  "Series B Shares"
                      ---------------
     shall mean the 71,376,124 Class II shares of Series B
     Common Stock, no par value, of G-Modelo authorized for issuance upon conversion of shares of G-Modelo capital stock as provided in the Amended G-Modelo By-laws.

               1.43.  Series C Shares.  "Series C Shares"
                      ---------------
     shall mean the 40,646,995 authorized Class II shares of Series C Non-Voting Stock, no par value, of G-Modelo.

               1.44.  Series P-C Shares.  "Series P-C Shares"
                      -----------------
     shall have the meaning set forth in the fourth preamble of this Agreement.

               1.45.  Subsidiary.  The term "Subsidiary" when
                      ----------
     used in reference to any other Person shall mean (x) any corporation of which 50 percent or more of the outstand-

                                6


     ing capital stock is owned, directly or indirectly, by such other Person, or (y) any corporation of which out-standing securities having ordinary voting power to elect a majority of the members of the Board of Directors of such corporation are owned, directly or indirectly, by such other Person, or (z) any Person or entity, directly or indirectly, controlling, controlled by or under common control with such other Person.

               1.46.  USA Export.  "USA Export" shall mean
                      ----------
     Extrade, S.A. de C.V., a Mexican corporation formed by certain Controlling Shareholders prior to Closing as con-templated in Section 2.4(b)(ii).

               1.47.  U.S. GAAP.  "U.S. GAAP" shall mean
                      ---------
     United States generally accepted accounting principles.

               1.48.  Other Definitional Provisions.  Whenever
                      -----------------------------
     the context so requires, each of the neuter, masculine or feminine forms of any pronoun shall include all such forms. When used in this Agreement, the phrase "to the Controlling Shareholders' best knowledge after due inqui-ry" shall mean the collective knowledge of all of the Controlling Shareholders after at least one of the Con-trolling Shareholders has made due inquiry of one or more employees or representatives of G-Modelo or a G-Modelo Corporation who has access to or knowledge of the infor-mation being sought. When used in this Agreement, the phrase "consolidated after-tax net earnings" of G-Modelo calculated in accordance with Mexican GAAP shall mean "utilidad neta consolidada."

                               ARTICLE II

                  TERMS OF THE SUBSCRIPTION OF SERIES
                P-C SHARES AND THE PURCHASE AND SALE OF
                      INITIAL DIBLO COMMON SHARES
                ---------------------------------------

               2.1.  Subscription of Series P-C Shares and
                     -------------------------------------
     Purchase and Sale of the Initial Diblo Common Shares.
     ----------------------------------------------------
     Upon the terms and subject to the conditions of this Agreement, at the Closing (i) G-Modelo shall sell to the Investor, and the Investor shall subscribe and purchase from G-Modelo, the Series P-C Shares and (ii) the Trustee of the Banamex Trust shall sell to the Investor, and the Investor shall purchase from the Banamex Trust, the

                                7


     Initial Diblo Shares (which shall be "ex" the previously declared dividend that is referred to in clause (iv) of paragraph (b) of Section 2.04).

               2.2.  The Closing.  The Closing of the transac-
                     -----------
     tions contemplated by this Article II shall take place at the offices of G-Modelo, Campos Eliseos 400, 19th Floor, Colonia Lomas de Chapultepec, 11000 Mexico, D.F., com-mencing at 11:00 a.m. (Mexico time) on the date hereof provided that all of the conditions to the parties' obligations set forth in Articles VIII and IX have been satisfied or waived or such other place, time and date as the Controlling Shareholders and the Investor may mutual-ly agree upon. All matters at Closing shall be consid-ered to take place simultaneously and no delivery of any document shall be deemed complete until all transactions and deliveries of documents are completed.

               2.3.  Purchase Price.  The aggregate purchase
                     --------------
     price to be paid by the Investor for the Series P-C Shares (the "Series P-C Purchase Price") shall be 207.225 million United States dollars and the aggregate purchase price to be paid by the Investor for the Initial Diblo Shares (the "Diblo Purchase Price") shall be 270 million United States dollars. Payment of the Series P-C Pur-chase Price and the Diblo Purchase Price shall be made at the Closing by the Investor in immediately available United States funds.

               2.4.  Deliveries at the Closing.
                     -------------------------
                    (a)  Deliveries by the Investor.  At the
                         --------------------------
     Closing, the Investor or A-B shall deliver or cause to be delivered the following:

                         (i) the Series P-C Purchase
          Price to G-Modelo and the Diblo Purchase Price to the Banamex Trust;

                        (ii) copies of a duly executed
          amendment to the Distribution Agreement dated as of the Closing Date between A-B and Interna cionales (the "Internacionales Distribution Agreement"), providing, among other things, that, subject to the terms and conditions thereof, for so long as the Investor owns ten per cent or more of the total outstanding shares of

                                8


          G-Modelo capital stock, Internacionales shall continue to be the exclusive distributor of A-B beers in Mexico;

                        (iii)  the opinions referred to in
          Section 9.6; and

                        (iv)  any other documents, in-
          struments and writings required to be delivered by the Investor at or prior to the Closing pursuant to the terms of this Agreement.

                    (b)  Deliveries by the G-Modelo Signato-
                         ----------------------------------
     ries, the Banamex Trust and the Option Trust.  At the
     --------------------------------------------
     Closing, the Controlling Shareholders, the Banamex Trust and the Option Trust shall deliver or cause to be deliv-ered the following:

                         (i)  stock certificates repre-
          senting the Series P-C Shares registered in the name of the Investor and the Initial Diblo
          Shares, duly endorsed in the name of the Inves-tor;

                        (ii)  a certificate of the appro-
          priate officer of Diblo certifying (A) the completion of the transfer to USA Export of the exclusive rights of Diblo for the export of G-Modelo beers to the United States upon the terms set forth in the agreement between USA
          Export and the applicable G-Modelo Corporations
          (the "USA Export Agreement"),(B) the Certif-icate of Incorporation and By-laws of USA Ex-port and (C) the USA Export Agreement as in effect on the Closing Date duly executed by the parties thereto;

                       (iii)  a certificate of an appro-
          priate officer of G-Modelo certifying (x) the exact amount of the dividend declared out of the consolidated after-tax net earnings of G-
          Modelo calculated in accordance with Mexican
          GAAP, which dividend will be 484,440,235.90
          Mexican Pesos which is the Mexican Peso equiva-lent of 155.4 million United States dollars based upon an agreed Free Exchange Rate of
          3.1170 Mexican Pesos per United States dollar

                                9


          for this purpose, (y) the date of declaration of such dividend and (z) the date of payment of such dividend (which shall be payable to G-Mod-elo's shareholders of record on the date of such declaration);

                        (iv)  a certificate of an appro-
          priate officer of Diblo certifying (x) the exact amount of the dividend declared out of the consolidated after-tax net earnings of Diblo calculated in accordance with Mexican
          GAAP, which dividend will be 645,920,325 Mexi-can Pesos based upon an agreed Free Exchange
          Rate of 3.1170 Mexican Pesos per United States dollar for this purpose, (y) the date of dec-laration of such dividend, and (z) the date of payment of such dividend (which shall be pay-able to Diblo's shareholders of record on the date of such declaration);

                         (v)  a copy of the Amended G-Mo-
          delo By-laws as in effect on the Closing Date certified by the Secretary of G-Modelo and the Amended Diblo By-laws as in effect on the Clos-ing Date certified by the Secretary of Diblo;

                        (vi)  Powers of Attorney granting
          one or more of the Controlling Shareholders the power and authority to act on behalf of those Controlling Shareholders who have executed this Agreement by power of attorney, which Control-ling Shareholders together with the Controlling
          Shareholders who have directly executed this Agreement own or control at least 99 percent of the capital stock of G-Modelo;

                       (vii)  the opinion referred to in
          Section 8.6;

                      (viii)  copies of the duly executed
          Control Trust Agreement, the Banamex Trust
          Agreement, the Option Trust Agreement and the
          Real Estate Trust Agreement, in each case as in effect on the Closing Date;

                        (ix)  Designation as Trustee
          Delegate authorizing the representative of

                                10


          Banco Nacional de Mexico, S.A. on behalf of each of the Banamex Trust and the Option Trust to execute the Banamex Trust Agreement and the Option Trust Agreement, respectively, and this Agreement and of the Control Trust to execute the Control Trust Agreement; and

                         (x)  any other documents, in-
          struments and writings required to be delivered by the G-Modelo Signatories, the Banamex Trust or the Option Trust at or prior to the Closing pursuant to the terms of this Agreement.


                               ARTICLE III

                      REPRESENTATIONS AND WARRANTIES
                        OF THE G-MODELO SIGNATORIES
                      ------------------------------

               Each of the G-Modelo Signatories, jointly and severally, represents and warrants to A-B, A-BI and the Investor as follows:

               3.1.  Capital Stock of G-Modelo.
                     -------------------------

                    (a)  Other than as set forth on Exhibit A,
     there are no authorized, issued or outstanding securities of G-Modelo. The Series A Shares and the Series C Shares are owned of record as set forth on Exhibit A, free and clear of all Encumbrances, except as set forth in this Agreement. All of the Series A Shares and the Series C Shares have been duly and validly authorized and issued, and all of such shares, other than those Series C Shares held in G-Modelo's treasury for issuance to the public in accordance with Section 5.8 or to executive employees of the G-Modelo Corporations in accordance with Section 5.13, are fully paid and nonassessable, and, upon payment for the treasury shares in connection with such issuanc-es, such treasury shares will be outstanding, fully paid and nonassessable. The Series B Shares have been duly and validly authorized for issuance upon conversion of shares of G-Modelo capital stock pursuant to the Amended G-Modelo By-laws, are free of pre-emptive rights and none of such shares have been issued. The Series P-C Shares have been duly and validly authorized and, upon payment therefor as provided in this Agreement, will be validly issued and outstanding, fully paid and nonassessable.

                                11


     Except as provided in this Agreement, the Control Trust Agreement and the Option Trust Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement with respect to the issuance, sale, delivery or transfer of the capital stock of G-Modelo, including any right of conversion or exchange under any security or other in-strument. Each of the persons listed on Exhibit A has good and marketable title to the shares listed next to such person's name on Exhibit A, and the Investor will receive good and marketable title to the Series P-C Shares, free and clear of all Encumbrances, except as set forth in this Agreement.

                    (b)  Upon the conversion, if any, by the
     Investor of the Series P-C Shares into Series B Shares pursuant to the terms of the Series P-C Shares, the Investor will receive good and marketable title to the Series B Shares free and clear of all Encumbrances, except as set forth in this Agreement.

                    (c)  Upon the purchase of the Option
     Shares at the Option Closing (as such term is defined in Section 6.3) pursuant to Section 6.3, the Investor or its authorized designee, if any, will receive good and mar-ketable title to the Option Shares free and clear of all Encumbrances, except as set forth in this Agreement.

                    (d)  Upon the purchase of Series A Shares
     at a Purchase Right Closing (as such term is defined in Section 6.2) pursuant to Section 6.2, the Investor or its authorized designee, if any, will receive good and mar-ketable title to such Series A Shares free and clear of all Encumbrances, except as set forth in this Agreement.

                    (e)  Except as provided in this Agreement,
     the Control Trust Agreement and the Amended G-Modelo By-laws, the Control Trust is not a party to any subscrip-tion, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement with respect to the sale, delivery or transfer of the Series A Shares held by the Control Trust, including any right of conver-sion or exchange under any security or other instrument. Except as provided in this Agreement, the Option Trust Agreement and the Amended G-Modelo By-laws, the Option Trust is not a party to any subscription, option, war-rant, call, right, contract, agreement, commitment,

                                12


     understanding or arrangement with respect to the sale, delivery or transfer of the Series A Shares held by the Option Trust, including any right of conversion or ex-change under any security or other instrument. Each of the Control Trust and the Option Trust has good and mar-ketable title to the Series A Shares held in trust by it, free and clear of all Encumbrances, except as set forth in this Agreement.

               3.2.  Capital Stock of Diblo and the G-Modelo
                     ---------------------------------------
     Corporations.
     ------------
                    (a)  The authorized capital stock of Diblo
     is variable with a minimum fixed capital of 1,428,804,61-
     4.20 Mexican Pesos and a variable capital, which as of the Closing Date, equals 1,122,188,515.70 Mexican Pesos. The total capital is divided into (i) 226,268,273 shares of Diblo common stock, all of which shares are issued and outstanding, 169,701,206 of which shares are designated as Class I Diblo Series A Shares which represent the minimum fixed capital and 56,567,067 of which shares are designated as Class II Diblo Series B Shares and (ii) 17,030,940 Diblo P-C Shares, all of which shares are issued and outstanding and are designated as Class II shares and which together with the Class II Diblo Series B Shares represent the variable capital. The Diblo Series A Shares and the Diblo Series B Shares (collectively, the "Diblo Common Shares") and the Diblo P-C shares are owned of record as set forth on Schedule 3.2(a). All Diblo Common Shares have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned of record as set forth on Schedule 3.2(a) free and clear of all Encumbrances, except as set forth in this Agree-ment. All Diblo P-C Shares have been duly and validly authorized and issued, and upon payment therefor immedi-ately after the Closing will be fully paid and nonassess-able, and are owned by G-Modelo free and clear of Encum-brances. Other than the Diblo Common Shares and the Diblo P-C Shares, there are no authorized, issued or out-standing securities of Diblo. Except as provided in this Agreement and the Banamex Trust Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement with respect to the issuance, sale, delivery or transfer of the capital stock of Diblo, including any right of con-version or exchange under any security or other instru-ment. Each of G-Modelo and the Banamex Trust has good

                                13


     and marketable title to the Diblo Common Shares and, in the case of G-Modelo, the Diblo P-C Shares owned by it, and at the Closing the Investor will receive good and marketable title to the Initial Diblo Shares, free and clear of all Encumbrances, except as set forth in this Agreement.

                    (b)  Upon the purchase of the Diblo Option
     Shares at the Diblo Option Closing (as such terms are defined in Section 6.4) pursuant to Section 6.4, the Investor or its authorized designee, if any, will receive good and marketable title to the Diblo Option Shares free and clear of all Encumbrances, except as set forth in this Agreement.

                    (c)  For each of the G-Modelo Corpora-
     tions, Schedule 3.2(c) identifies (i) the names of the directors or sole administrator, as the case may be, (ii) the authorized capital for such corporation, divided between minimum fixed capital and variable capital, (iii) the number of such shares which are issued and outstand-ing, together with the number of treasury shares, if any, and (iv) the names of all record holders of such issued and outstanding shares (indicating the number of shares owned). Each of the G-Modelo Corporations has good and marketable title to the shares of capital stock of the G-Modelo Corporations owned by it, free and clear of all Encumbrances. All of the shares of capital stock of the G-Modelo Corporations are duly and validly authorized and issued, fully paid and nonassessable. Except as provided in this Agreement, there is no subscription, option, war-rant, call, right, contract, agreement, commitment, understanding or arrangement with respect to the issu-ance, sale, delivery or transfer of any of the shares of the capital stock of the G-Modelo Corporations, including any right of conversion or exchange under any security or other instrument. As promptly as practicable, the Con-trolling Shareholders agree to identify the relationship, if any, of the shareholders, the directors or the sole administrator of the G-Modelo Corporations identified on
     Schedule 3.2(c) to Srs. Antonino Fernandez R., Pablo Aramburuzabala, Nemesio Diez R., Juan Sanchez-Navarro y
     P. or Valentin Diez M. and to provide such information to A-B.

                    (d)  Except as provided in this Agreement
     and the Banamex Trust Agreement, the Banamex Trust is not

                                14


     a party to any subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement with respect to the sale, delivery or trans-fer of the Diblo Series B Shares held by the Banamex Trust, including any right of conversion or exchange under any security or other instrument. The Banamex Trust has good and marketable title to the Diblo Series B Shares held in trust by it, free and clear of all Encum-brances, except as set forth in this Agreement.

               3.3.  USA Export.  All of the shares of capital
                     ----------
     stock of USA Export are duly and validly authorized and issued, fully paid and nonassessable and owned of record and beneficially by certain of the Controlling Sharehold-ers. Except as provided in this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement with respect to the issuance, sale, delivery or transfer of the capital stock of USA Export, including any right of conversion or exchange under any security or other in-strument. All of the exclusive rights of Diblo for the export of G-Modelo beers to the United States have been transferred to USA Export. USA Export had all requisite power and authority (corporate or otherwise) to execute, deliver and perform the USA Export Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance of the USA Export Agreement by USA Export and the consummation by USA Export of its obligations thereunder have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Board of Direc-tors or shareholders of USA Export is necessary to autho-rize the USA Export Agreement or to consummate the trans-action contemplated thereby. The USA Export Agreement has been duly and validly executed and delivered by the G-Modelo Corporations which are parties thereto and USA Export and constitutes the valid and binding obligation of each of them, enforceable against each of them in accordance with its terms. None of A-B, A-BI, the Inves-tor or any of their respective affiliates has any owner-ship interest in USA Export or ability to influence or control any of the policies or decisions of the Board of Directors or management of USA Export.

                                15


               3.4.  Power and Authority; Effect of Agreement.
                     ----------------------------------------
                    (a)  Each of the G-Modelo Signatories has
     all requisite power and authority (corporate or other-wise) to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the corporate G-Modelo Signatories of their obligations under this Agreement and the consummation by them of the transac-tions contemplated hereby have been duly authorized by the Board of Directors and shareholders, as applicable, of each corporate G-Modelo Signatory, and no other corpo-rate action or proceeding on the part of such corporation or its shareholders is necessary to authorize this Agree-ment or the consummation of any of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the G-Modelo Signato-ries and constitutes the valid and binding obligation of each of the G-Modelo Signatories, enforceable against each of them in accordance with its terms.

                    (b)  One or more of the Controlling Share-
     holders has full legal power and authority to act on behalf of those Controlling Shareholders who have exe-cuted this Agreement by power of attorney, which Control-ling Shareholders together with the Controlling Share-holders who have directly executed this Agreement own or control at least 99 percent of the capital stock of G-Modelo.

                    (c)  As of the date hereof, a majority of
     the members of the technical committees of the Control Trust, the Banamex Trust and the Option Trust are Con-trolling Shareholders or will otherwise be bound by the terms of this Agreement.

                    (d)  The execution, delivery and perfor-
     mance by the G-Modelo Signatories of this Agreement and the consummation by the G-Modelo Signatories of the transactions contemplated hereby does not and will not, with or without the giving of notice or the lapse of time, or both, (i) violate any law, rule or regulation to which any G-Modelo Signatory or any of its respective assets is subject, (ii) violate any order, writ, injunc-tion, judgment or decree applicable to any G-Modelo Signatory or any of its respective assets or properties, or (iii) conflict with, or result in a breach of or

                                16


     default under, or give rise to any right of termination, cancellation or acceleration under (A) any term or condi-tion of the Certificate of Incorporation, the By-Laws, or other similar charter documents, of any corporate G-Mode-lo Signatory, or (B) any of the terms, conditions or provisions of any note, bond, mortgage, indenture or material lease, license, agreement or other material instrument to which any G-Modelo Signatory is a party or by which any of them or any of their respective assets may be bound; except with respect to clauses (i), (ii) and (iii)(B) above, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair any G-Modelo Signatory's ability to consummate the transactions contemplated hereby.

               3.5.  Investments.  The corporations, partner-
                     -----------
     ships, joint ventures or other entities in which G-Modelo or any of the G-Modelo Corporations has, or pursuant to any agreement will have, individually or in the aggre-gate, directly or indirectly, the right to acquire by any means, an equity interest or investment exceeding ten percent of the equity capital thereof (other than the G-Modelo Corporations) (the "G-Modelo Investments"), in the aggregate, are not material to the business, assets, operations, prospects or financial condition of G-Modelo and the G-Modelo Corporations, taken as a whole.

               3.6.  Organization; Assets.
                     --------------------

                    (a)  Each of G-Modelo, the G-Modelo Corpo-
     rations and USA Export is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. G-Modelo, the G-Modelo Corporations and USA Export are each duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by such corporation or the nature of the business conducted by such corporation makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the business, assets, operations, prospects or financial condition of G-Modelo, such G-Modelo Corpora-tion or USA Export, as the case may be. The Controlling Shareholders have heretofore delivered to the Investor

                                17


     complete and correct copies of the Certificate of Incor-poration and Amended By-laws (or other similar charter documents), as currently in effect, of G-Modelo and Diblo. The Controlling Shareholders have heretofore made available to the Investor complete and correct copies of
     (i) the stock registry book and (ii) the Certificate of Incorporation and By-laws (or other similar charter documents), as currently in effect, of each G-Modelo Corporation (other than Seeger Industrial, Eurocermex, Iberocermex, Procermex, Inc., a Texas corporation ("Proc-ermex"), Desarrollo Inmobiliario Siglo XXI, S.A. de C.V. and Arena Silica de Mexico, S.A. de C.V.). Each of the Amended G-Modelo By-laws and the Amended Diblo By-laws has been duly and validly authorized, is in full force and effect and is enforceable in accordance with its terms.

                    (b)  The assets currently owned by or
     leased to G-Modelo and the G-Modelo Corporations, direct-ly or indirectly, include all of the assets and proper-ties, whether tangible or intangible, real, personal or mixed, used in connection with, or that relate to or are necessary for G-Modelo and the G-Modelo Corporations to conduct their business and operations in all material re-spects as presently conducted. The assets reflected on the G-Modelo Balance Sheet or acquired by G-Modelo or a G-Modelo Corporation after the date of the G-Modelo Balance Sheet are in all material respects in good work-ing condition for the conduct of the business and opera-tions of G-Modelo and the G-Modelo Corporations, ordinary wear and tear excepted.

                    (c)  As of the Closing Date, (i) the only
     assets of G-Modelo are 169,701,202 Diblo Series A Shares, 17,030,940 Diblo PC Shares, cash and marketable securi-ties; (ii) G-Modelo has no liabilities other than liabil-ities incurred in connection with the transactions con-templated by this Agreement; and (iii) G-Modelo conducts no business or operations except in connection with the transactions contemplated by this Agreement and except for investing activities with respect to the cash and marketable securities owned by it.

               3.7.  Financial Information.  The Controlling
                     ---------------------
     Shareholders have previously furnished to the Investor:
     (a) audited consolidated balance sheets and the related audited consolidated statements of income, changes in

                                18


     stockholders equity and changes in the financial position (including the related notes) of G-Modelo and subsidiar-ies for the fiscal years ended December 31, 1992 and December 31, 1991 and of the G-Modelo Corporations for each of the four fiscal years ended December 31, 1991, December 31, 1990, December 31, 1989 and December 31,
     1988 accompanied by the auditor reports thereon (collec-tively, the "Audited Consolidated Financial Statements"), and (b) the unaudited consolidated balance sheet and the related unaudited consolidated statements of income of G-Modelo and subsidiaries for the two months ended Febru-ary 28, 1993 (collectively, the "Unaudited Consolidated Financial Statements" and together with the Audited Consolidated Financial Statements, the "Consolidated Financial Statements"). The audited consolidated balance sheet of G-Modelo and subsidiaries for the fiscal year ended December 31, 1992 is hereinafter referred to as the "G-Modelo Balance Sheet." The Consolidated Financial Statements (i) were prepared from the (A) books and records of G-Modelo and the G-Modelo Corporations in the case of the Audited Consolidated Financial Statements for the fiscal year ended December 31, 1992 and the Unaudited Consolidated Financial Statements and (B) from the books and records of the G-Modelo Corporations in the case of the Audited Consolidated Financial Statements for other four fiscal years, which books and records accurately reflect in all material respects the accounts and trans-actions recorded therein, (ii) present fairly the finan-cial position, results of operations, changes in stock-holders equity and changes in financial position of G-Modelo and its subsidiaries as of and for the periods in which they relate, and (iii) have been prepared in accordance with Mexican GAAP consistently applied through-out the periods covered, except as otherwise noted therein and except that the Unaudited Consolidated Finan-cial Statements are subject to any normal and recurring adjustments which may arise from the audit of the fiscal year ended December 31, 1993. The consolidated books and records of G-Modelo and its subsidiaries reflect that as of December 31, 1992, G-Modelo and the G-Modelo Corpora-tions had cufine (Cuenta De Utilidad Fiscal Neta) in an aggregate amount equal to 2,216,147,495 Mexican Pesos.

               3.8.  Undisclosed Liabilities; Absence of
                     -----------------------------------
     Certain Changes.  Neither G-Modelo nor any G-Modelo
     ---------------
     Corporation has any liabilities or obligations of any nature, secured or unsecured (absolute, accrued, contin-

                                19


     gent or otherwise and whether due or to become due), except liabilities and obligations which are fully re-flected, reserved against or disclosed in the G-Modelo Balance Sheet or the notes to the Audited Consolidated G-Modelo Financial Statements and except for liabilities and obligations incurred in the ordinary course of busi-ness and consistent with past practice since December 31, 1992. Except as contemplated by this Agreement, since December 31, 1992 there has not been any material adverse change in the business, assets, operations, prospects or financial condition of G-Modelo and the G-Modelo Corpora-tions, taken as a whole.

               3.9.  Title and Related Matters.  Except with
                     -------------------------
     respect to the Patent and Trademark Rights (as defined in Section 3.10 and as to which the representations in
     Section 3.10 shall apply) and Real Property (as defined in Section 3.20 and as to which the representations in
     Section 3.20 apply): the G-Modelo Corporations have good and marketable title, free and clear of all Encumbrances, to (a) all properties and assets (personal, tangible, intangible and mixed) reflected in the G-Modelo Balance Sheet or acquired after the date thereof by such corpora-tions, and (b) all other material properties and assets owned by G-Modelo and the G-Modelo Corporations, except in each case for (i) any of such properties or assets sold or otherwise disposed of in the ordinary course of business, (ii) liens for current taxes not yet due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established and disclosed in writing to the Investor, and
     (iii) Encumbrances which are not material to the value of the properties or assets encumbered and which do not impair in any material respect the current use or opera-tion of such properties and assets.

               3.10.  Patents, Trademarks, Etc.  Schedule 3.10
                      -------------------------
     sets forth a list of all patents, common law and regis-tered trademarks and service marks, applications for trademark and service mark registrations, and copyright registrations owned by G-Modelo or any of the G-Modelo Corporations (the "Patent and Trademark Rights"). Except as set forth on Schedule 3.10, (a) no other company is licensed or authorized by G-Modelo or any of the G-Modelo Corporations to use any of the Patent and Trademark Rights; (b) neither G-Modelo nor any G-Modelo Corporation uses any of the Patent and Trademark Rights by consent of

                                20


     or license from any other rightful owner thereof, and the same are free and clear of Encumbrances, and G-Modelo or a G-Modelo Corporation has the right to exclude others from making, using, or selling the invention of such patents and has the exclusive right to use such common law and registered marks and copyrighted works on the goods or services for which they are currently used, or on the goods and services specified in the respective trademark registrations subject to any conditions or limitations therein; (c) the conduct of the business of the G-Modelo Corporations as now being conducted in Mexico, Canada and the United States does not conflict with any patents, trademarks, service marks, names, trade names or copyrights of others in any way which has an adverse effect on the business, assets, operations, prospects or financial condition of G-Modelo and the G-Modelo Corporations, taken as a whole; (d) G-Modelo and the G-Modelo Corporations have no knowledge that the conduct of the business of the G-Modelo Corporations as now being conducted in any country other than Mexico, Canada or the United States conflicts with any patents, trademarks, service marks, names, trade names or copy-rights of others in any way which has a material adverse effect on the business, assets, operations, prospects or financial condition of G-Modelo and G-Modelo Corpora-tions, taken as a whole; (e) the G-Modelo Corporations solely own good and valid title to the Patent and Trade-mark Rights in Mexico, Canada and the United States, and to the Controlling Shareholders' best knowledge after due inquiry, there is no fact which raises any issue as to the validity of the Patent and Trademark Rights in Mexi-co, Canada and the United States; (f) the G-Modelo Corpo-rations solely own good and valid title to the Patent and Trademark Rights used in the conduct of the business of the G-Modelo Corporations as now being conducted in any country other than Mexico, Canada or the United States, and except as set forth on Schedule 3.10, to the Control-ling Shareholders' best knowledge after due inquiry, there is no fact which raises any issue as to the validi-ty of the Patent and Trademark Rights; (g) except as set forth on Schedule 3.10, there is no pending litigation in a court or proceedings in any administrative agency, nor has G-Modelo or any G-Modelo Corporation received any notice or other communication, in which any of the Patent and Trademark Rights are being challenged or contested;
     (h) except as set forth on Schedule 3.10, neither G-Modelo nor any G-Modelo Corporation received any pro-

                                21


     tests, claims, notices, or other communications relating to infringement of the rights of others arising from the present use of the Patent and Trademark Rights, and to the Controlling Shareholders' best knowledge after due inquiry, the subject matter of the Patent and Trademark Rights do not thereby infringe; and (i) none of the Con-trolling Shareholders, G-Modelo or any G-Modelo Corpo-ration has contracted to provide indemnification for infringement of the intellectual property rights of others, or to grant any license of the Patent and Trade-mark Rights to any other party or receive a license to use any patent, trademark or copyright from a third party, except as set forth in Schedule 3.10, or to under-take or covenant not to sue any other party with respect to the Patent and Trademark Rights.

               3.11.  Litigation.  Except as set forth in
                      ----------
     Schedule 3.11, there are no (a) actions, suits, proceed-ings or investigations, pending or, to the Controlling Shareholders' best knowledge after due inquiry, threat-ened, against G-Modelo or any G-Modelo Corporation or (b) orders, injunctions or decrees of any court or governmen-tal agency against or affecting G-Modelo or any G-Modelo Corporation, which in either (a) or (b) above would have a material adverse effect on the business, assets, opera-tions, prospects or financial condition of G-Modelo and the G-Modelo Corporations, taken as a whole. There are no actions, suits, proceedings or investigations, pending or, to the Controlling Shareholders' best knowledge after due inquiry, threatened, which would give any third party the right to enjoin or rescind or cause a material alter-ation in the transactions contemplated hereby.

               3.12.  Compliance with Laws.  G-Modelo and each
                      --------------------
     G-Modelo Corporation is in compliance in all material respects with all laws, rules, regulations and orders applicable to their respective businesses, and G-Modelo and each G-Modelo Corporation has lawfully obtained all necessary permits, licenses and governmental authoriza-tions required for the ownership, use or occupancy of their properties and assets and the carrying on of their business as currently conducted, except for all such failures to have any such permit, license or governmental authorizations which would not, in the aggregate, have a material adverse effect on the business, assets, opera-tions, prospects or financial condition of G-Modelo and the G-Modelo Corporations, taken as a whole.

                                22


               3.13.  Tax Matters.
                      -----------

                    (a)  All Tax Returns (as hereinafter
     defined) required to be filed by G-Modelo or the G-Modelo Corporations (collectively, the "Taxpayers") have been filed on a timely basis and are in all material respects true, complete and correct;

                    (b)  All Taxes (as hereinafter defined)
     that are due and payable or claimed or asserted to be due and payable by the Taxpayers by any tax authority for all periods up to and including the Closing Date have been paid or provided for, except for Taxes which are the subject of customary challenges by the Ministry of Treas-ury and the aggregate amount of which claimed by the Ministry to be due does not exceed 3,500,000 Mexican Pesos in any year;

                    (c)  There are no liens for Taxes upon the
     assets of any of the Taxpayers;

                    (d)  The Taxpayers have complied in all
     material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes pursuant to all applicable tax provisions concern-ing tax withholding or similar provisions and have, within the time and in the manner prescribed by law, paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all appli-cable laws;

                    (e)  (i) Except for the tax years 1988
     through 1992, the statute of limitations for the assess-ment of all Taxes under the Mexican income tax and the United States federal income tax laws have expired for all applicable returns of the Taxpayers or an audit of those returns has been completed by the appropriate taxing authorities for all periods ending on or before the Closing Date, (ii) no deficiency for any Taxes has been proposed, asserted or assessed which has not been finally resolved, (iii) neither the Controlling Share-holders nor the Taxpayers know of any facts that are likely to result in any assertion or assessment of a Tax with respect to any past taxable period, and (iv) no taxing authority has successfully asserted any issue concerning the liability of the Taxpayers for Taxes that by application of similar principles could result in any

                                23


     assertion or assessment of a Tax for another taxable period;

                    (f)  No Tax audits or other administrative
     proceedings or court proceedings are now pending with regard to any Taxes or Tax Returns of the Taxpayers;

                    (g)  None of the transactions contemplated
     by or completed with respect to this Agreement has or will cause the Taxpayers to incur any additional Tax liability as a result thereof;

                    (h)  The Taxpayers have not incurred any
     Tax liabilities for the period beginning January 1, 1993 and ending on the Closing Date other than Tax liabilities incurred in the ordinary course of their business; and

                    (i)  For purposes of this Agreement, (i)
     "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income tax, property tax, value added tax, all other net income, sales, use, ad valorem, beer excise, transfer, license, withholding, payroll, employment, social security, INFON-AVIT, SAR, estimated, property or other taxes, customs duties, fees, assessments or charges of any kind whatso-ever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority of any jurisdiction upon any of the Taxpayers, and (ii) "Tax Returns" shall mean all returns, declarations, reports, information returns and state-ments required to be filed by any of the Taxpayers in connection with Taxes.

               3.14.  Shareholder Agreements. Except for the
                      ----------------------
     Control Trust Agreement, the Option Trust Agreement and the Banamex Trust Agreement, there are no contracts, agreements or understandings, whether written or oral (including any and all amendments thereto), among or between the shareholders of G-Modelo or any G-Modelo Corporation or any Related Person thereof or between a shareholder of G-Modelo or any G-Modelo Corporation or any Related Person thereof and G-Modelo or any G-Modelo Corporation with respect to the shares of the capital stock of G-Modelo or any G-Modelo Corporation or the business or operations of G-Modelo or any G-Modelo Corpo-ration.

                                24


               3.15.  Consents.  No consent, approval or
                      --------
     authorization of, or exemption by, or filing with, any governmental or regulatory authority (other than as may be required under the HSR Act or the Law on Economic Competition ("LEC")) is required in connection with the execution, delivery and performance by the G-Modelo Signatories of the transactions contemplated by this Agreement.

               3.16.  Environmental Matters.  (a) The opera-
                      ---------------------
     tions of G-Modelo and the G-Modelo Corporations comply in all material respects with all Federal, state and local environmental and health and safety statutes and regula-tions; (b) neither G-Modelo nor any G-Modelo Corporation nor, to the Controlling Shareholders' best knowledge after due inquiry, any prior owner or tenant of the Real Property has made, caused or contributed to any release of any hazardous or toxic waste, substance or constitu-ent, into the environment; (c) none of the operations of G-Modelo or any G-Modelo Corporation is subject to any judicial or administrative proceeding alleging the viola-tion of any Federal, state or local environmental or health or safety statute or regulation; (d) none of the operations of G-Modelo or any G-Modelo Corporation is subject to any compliance agreement or settlement agree-ment resulting from an alleged violation of any Federal, state or local environmental or health or safety statute regulation; (e) none of the operations of G-Modelo or any G-Modelo Corporation is the subject of any Federal, state or local investigation or threatened investigation re-garding a violation or alleged violation of any Federal, state or local environmental or health or safety statute or regulation; (f) none of the operations of G-Modelo or any G-Modelo Corporation is required to file a notice or report pursuant to any Federal, state or local environ-mental or health or safety statute or regulation of any past or present spill or release of hazardous or toxic substance or constituent into the environment; (g) none of the businesses of G-Modelo or any G-Modelo Corporation involves the generation, transportation, treatment, stor-age or disposal of hazardous or toxic waste; (h) G-Modelo and the G-Modelo Corporations have no knowledge of any hazardous wastes or toxic substances in, on, over or under the Real Property; and (i) G-Modelo and the G-Modelo Corporations possess all material environmental permits and authorizations required by any Federal, state

                                25


     or local environmental or health and safety statute or regulation to conduct their operations.

               3.17.  Absence of Certain Changes or Events.
                      ------------------------------------
     Except as set forth in Schedule 3.17, since December 31, 1992 there has not been (i) any material adverse change in the business, assets, operations, prospects or finan-cial condition of G-Modelo and the G-Modelo Corporations, taken as a whole; (ii) any significant damage, destruc-tion or loss affecting G-Modelo or any of the G-Modelo Corporations, which is not substantially covered by insurance; (iii) any material increase in the compensa-tion payable or to become payable by G-Modelo or any G-Modelo Corporation to its officers or key employees;
     (iv) any material increase in any bonus, insurance, pension or other employee benefit plan, payment or ar-rangement made to, for or with any such officers or key employees; or (v) any entry into any agreement, commit-ment or transaction (including, without limitation, any borrowing, capital expenditure or capital financing) by G-Modelo or any G-Modelo Corporation, except agreements, commitments or transactions in the ordinary course of business and consistent with past practice; or (vi) any change by G-Modelo or any G-Modelo Corporation in ac-counting methods, principles or practices except as required by Mexican GAAP.

               3.18.  Material Contracts.  Except for the
                      ------------------
     information which will be provided on the Schedule to be delivered to the Investor pursuant to Section 7.2(a)(v),
     Schedule 3.18 contains a list of each material contract, license, lease, agreement or understanding (including, without limitation, with governments or governmental agencies), whether written or oral (including any and all amendments thereto), to which G-Modelo or any G-Modelo Corporation is a party or by which any of their respec-tive properties or assets may be bound (a "Material Contract"); and where such Material Contract is with a party which is not a G-Modelo Corporation and is oral or is evidenced only by form purchase orders, Schedule 3.18 identifies the commodity purchased or sold, the supplier or purchaser thereof, the annual quantity purchased or sold and a recent representative price therefor; pro-
                                                      ----
     vided, however, in the case of Material Contracts which
     -----  -------
     are subject to confidentiality agreements between the parties, Schedule 3.18 sets forth only the parties there-to and the subject matter thereof; and provided, further,
                                            --------  -------

                                26

     such contracts are on an arm's-length basis and the price terms thereof are at or below market. For purposes of this Section 3.18, a Material Contract shall include, without limitation, (a) any agreement, contract, commit-ment, understanding or arrangement (a "Material Agree-ment") requiring total payments of more than 1 million Mexican Pesos (except with respect to oral agreements which shall be deemed to be Material Agreements only if they require total payments of 3 million or more Mexican Pesos) and having a term exceeding six months and which may not be cancelled upon 90 or fewer days' notice with-out any liability, penalty or premium (other than a nominal cancellation fee or charge); (b) one or more purchase orders for a single product or service which require aggregate payments in any twelve month period of 3 million or more Mexican Pesos; (c) any Material Agree-ment which might reasonably be expected to have a materi-al adverse effect on the business, assets, operations, prospects or financial condition of G-Modelo and the G-Modelo Corporations, taken as a whole; (d) any covenant not to compete; (e) any Material Agreement (other than the Material Agreements listed on Schedule 3.14) (1) requiring total payments of more than 100,000 United States dollars in any twelve month period and (2) which is between or among G-Modelo or a G-Modelo Corporation and any Controlling Shareholder who owns 1 percent or more of the capital stock of G-Modelo or any entity in which such Controlling Shareholder owns 1 percent or more of the capital stock and (3) which involves the business or operations of G-Modelo or any G-Modelo Corporation or requires the payment of money or the provision of servic-es to or by G-Modelo or any G-Modelo Corporation; or (f) any other Material Agreement which is material to the business, assets, operations, prospects or financial condition of G-Modelo or any G-Modelo Corporation.
     Except as disclosed in Schedule 3.18, none of the Con-trolling Shareholders, G-Modelo or any G-Modelo Corpora-tion or any other party to a Material Contract is in default in any material respect thereunder. The infor-mation required by the first sentence of this Section
     3.18 with respect to oral contracts and purchase orders to be set forth on Schedule 3.18, may be delivered to the Investor within a reasonable time (not to exceed ninety days) following the Closing.

               3.19.  Employee Benefits; Employment Contracts.
                      ---------------------------------------
     Schedule 3.19 contains a list of all material plans, pro-

                                27


     grams, policies, contracts, agreements or understandings, whether written or oral (including any and all amendments thereto), to which G-Modelo or any G-Modelo Corporation is a party which relate to all employment, bonus, profit- -sharing, deferred compensation, pension, employee bene-fit, welfare and retirement plans, stock purchase and stock option plans, consulting arrangements in excess of 1 million Mexican Pesos per year and all labor union and collective bargaining agreements.

               3.20.  Real Property.  As used herein, the term
                      -------------
     "Real Property" shall mean all of the following:

                    (1)  all material land and easements
     owned, used or occupied by G-Modelo or any of the G-Mode-lo Corporations and all material buildings, structures and other improvements thereof or thereon; and

                    (2)  all rights and appurtenances in and
     to the Real Property described in subparagraph (1) above;
     and

                    (3)  all material real estate leasehold
     interests owned by G-Modelo or any G-Modelo Corporation as a tenant, excluding leases from G-Modelo or any G-Modelo Corporation, and all other real property interests owned by any of the G-Modelo Corporations.

                    (a)  G-Modelo or a G-Modelo Corporation
     has good and marketable title to the Real Property di-rectly or indirectly through trusts, free and clear of all easements, restrictions, covenants, conditions or Encumbrances of any character whatsoever except (i) conditions or restrictions which do not with respect to the parcel of Real Property so encumbered have a material adverse effect on the actual or intended use of such property, (ii) public or private roadway rights-of-way or utility easements which do not underlie any buildings,
     (iii) real property leases to a G-Modelo Corporation, and
     (iv) taxes and assessments which are a lien but which are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established and disclosed in writing to the Investor.

                                28


                    (b)  The Real Property conforms in all
     material respects to any and all applicable state and local laws, zoning and building ordinances and health and safety ordinances, and no zoning, building or similar law or ordinance or regulation is being violated by the operation or use of the Real Property in any manner having a material adverse effect on the marketability or the actual or intended use or operation of the Real Property. Neither G-Modelo nor any G-Modelo Corporation has received any notice of any material violation of any law, ordinance or regulation in connection with the operation or use of such Real Property.

                    (c)  None of the Real Property is subject
     to the Federal Law of the Agrarian Reform.

                    (d)  With respect to any Real Property
     located (i) within one hundred kilometers of the border of Mexico and any of the United States, Belize or Guate-mala or (ii) within fifty kilometers of any of Mexico's coastlines (the "Restricted Zone"), either (A) all of the outstanding shares of capital stock of the G-Modelo Corporations which own Real Property located within the Restricted Zone have been duly transferred into the Real Estate Trust or as promptly as practicable following the Closing will be duly transferred into a trust to be established under a trust agreement for the benefit of such G-Modelo Corporations pursuant to Section 5.14, or
     (B) the by-laws of the G-Modelo Corporations which own Real Property in the Restricted Zone permit the indirect ownership by foreigners of capital stock of such G-Modelo Corporations.

               3.21.  Tied House Prohibitions.  There is no
                      -----------------------
     Mexican statute, rule or regulation applicable to G-Modelo or any G-Modelo Corporation which prohibits G-Modelo or any G-Modelo Corporation or its shareholders from selling alcoholic beverages, on either a retail or wholesale basis.

               3.22.  Insurance.  G-Modelo and each G-Modelo
                      ---------
     Corporation have policies of liability, fire, automobile, property and other forms of insurance, all of which are valid and enforceable and in full force and effect, are underwritten by unaffiliated financially sound and repu-table insurers, are sufficient for all applicable re-quirements of law and provide insurance, including,

                                29

     without limitation, liability and products liability insurance, in such amounts and against such risks as is customary for companies engaged in similar businesses to G-Modelo and the G-Modelo Corporations in Mexico to pro-tect the properties, assets, businesses and operations of G-Modelo and each of the G-Modelo Corporations. All such policies will remain in full force and effect through their respective dates and will not in any way be affect-ed by or terminate or lapse by reason of, any of the transactions contemplated hereby.

                              ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF A-B, A-BI
                         AND THE INVESTOR
            -------------------------------------------

               A-B, A-BI and the Investor, jointly and sever-ally, represent and warrant to each of the G-Modelo
     Signatories, the Option Trust and the Banamex Trust as follows:

               4.1.  Corporate Power and Authority; Effect of
                     ----------------------------------------
     Agreement.  Each of A-B, A-BI and the Investor is a
     ---------
     corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of A-B, A-BI and the Investor has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of A-B, A-BI and the Investor of its obligations under this Agreement and the consummation by each of A-B, A-BI and the Investor of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of A-B, A-BI and the Investor, and no other corpo-rate action or proceeding on the part of each of A-B, A-BI and the Investor or their stockholders is necessary to authorize this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of A-B, A-BI and the Investor and constitutes the valid and binding obligation of each of A-B, A-BI and the Investor, enforceable against each of them in accordance with its terms. The execution, delivery and performance by the each of A-B, A-BI and Investor of this Agreement and the consummation by each of A-B, A-BI and the Investor of the transactions contemplated hereby does not and will not,

                                30


     with or without the giving of notice or the lapse of time, or both, (a) violate any law, rule or regulation to which any of them or any of their respective assets is subject, (b) violate any order, writ, injunction, judg-ment or decree applicable to any of them or any of their respective assets or properties, or (c) conflict with, or result in a breach of or default under, or give rise to any right of termination, cancellation or acceleration under (i) any term or condition of the Certificate of Incorporation or By-Laws of any of them, or (ii) any of the terms, conditions or provisions of any note, bond, mortgage, indenture or material lease, license, agreement or other material instrument to which any of them or any of their respective subsidiaries is a party or by which any of their respective assets may be bound; except, with respect to clauses (a), (b) and (c)(ii) above, for viola-tions, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair their ability to consummate the transactions contemplated hereby.

               4.2.  Consents.  No consent, approval or autho-
                     --------
     rization of, or exemption by, or filing with, any govern-mental or regulatory authority (other than as may be required under the HSR Act or the LEC) is required in connection with the execution, delivery and performance by A-B, A-BI or the Investor of the transactions contem-plated by this Agreement.

               4.3.  Availability of Funds.  The Investor has
                     ---------------------
     available or will have available on the Closing Date sufficient funds to enable it to consummate the transac-tions contemplated by Article II of this Agreement.

               4.4.  Management of G-Modelo and the G-Modelo
                     ---------------------------------------
     Corporations.  Each of A-B, A-BI and the Investor ac-
     ------------
     knowledge that it is its intention and desire, as well as the intention and desire of the Controlling Shareholders, that G-Modelo and the G-Modelo Corporations shall contin-ue to be managed by the Controlling Shareholders, with the participation of A-B, A-BI and the Investor as minor-ity shareholders, as provided for in this Agreement and in the Amended G-Modelo By-laws and the Amended Diblo By-laws; and that this has been an essential and basic condition for the Controlling Shareholders to enter into this Agreement and to create and enter into the asso-ciation or joint venture herein set forth.

                             ARTICLE V

                     COVENANTS OF THE PARTIES
                     ------------------------

               5.1.  Access to Information.
                     ---------------------

                    (a)  A-B and its authorized representa-
     tives shall be permitted to review the business activi-ties of G-Modelo and the G-Modelo Corporations as they deem reasonably necessary sufficiently in advance of future investments in G-Modelo and Diblo contemplated by this Agreement. For such purposes and subject to prior consultation with a representative of the Controlling Shareholders, (a) A-B and its authorized representatives shall have access during normal business hours to books, records and properties of G-Modelo and the G-Modelo Corporations and to those employees and financial, legal and other representatives of G-Modelo and the G-Modelo Corporations having knowledge of financial, operating and legal data and other information with respect to the business and properties of G-Modelo and the G-Modelo Corporations as A-B may reasonably request to enable A-B and its authorized representatives to conduct a finan-cial, environmental and legal review of G-Modelo and the G-Modelo Corporations for purposes of determining whether to make further investments in G-Modelo and Diblo; pro-
                                                        ----
     vided, however, that such review shall be subject to
     -----  -------
     prior consultation with and scheduling by representatives of the Controlling Shareholders to ensure that the review will be conducted in such a manner as not to disrupt the operations of G-Modelo and the G-Modelo Corporations.

                    (b)  From and after the Closing, A-B, A-
     BI, the Investor and their authorized representatives (the "A-B Group"), on the one hand, and the Controlling Shareholders and their authorized representatives (the "Controlling Shareholders Group"), on the other hand, agree to treat all information concerning G-Modelo and the G-Modelo Corporations (the "Confidential Informa-tion") as strictly confidential; provided, however, that
                                      --------  -------
     disclosure of such information may be made by either the A-B Group or the Controlling Shareholders Group (i) with the prior written consent of the non-disclosing group or
     (ii) if, in the opinion of counsel for the party desiring to make such disclosure, such disclosure is required by law, including, without limitation, in connection with

                                32


     the public offerings contemplated by Section 5.8. The term "Confidential Information" shall not be deemed to include information which (i) is already in the posses-sion of the A-B Group and which was not disclosed to the A-B Group by the Controlling Shareholders Group or G-Modelo, provided that such information is not known to the A-B Group to be subject to another confidentiality agreement with, or other obligation of secrecy to, G-Modelo or a G-Modelo Corporation, (ii) is or becomes generally available to the public other than as a result of a disclosure by the A-B Group or the Controlling Shareholders Group in violation of this Section 5.1(b), or (iii) becomes available to either the A-B Group or the Controlling Shareholders Group on a non-confidential basis from a source other than G-Modelo or a G-Modelo Corporation or their respective directors, officers, employees, agents, representatives or advisors, provided that such source is not known by the A-B Group or the Controlling Shareholders Group, respectively, to be bound by a confidentiality agreement with, or other obligation of secrecy to, G-Modelo or a G-Modelo Corporation.

               5.2.  Further Assurances.  Subject to the terms
                     ------------------
     and conditions of this Agreement, A-B, G-Modelo, Diblo and the Controlling Shareholders, in their capacity as shareholders, directors or officers of G-Modelo and Diblo and as members of the technical committees of the Control Trust, the Banamex Trust and the Option Trust (a) will take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advis-able under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including without limitation, the transac-tions, rights and obligations under the Amended G-Modelo By-laws, Amended Diblo By-laws, the Control Trust Agree-ment, the Option Trust Agreement and the Banamex Trust Agreement (collectively, the "Ancillary Documents") and to ensure that A-B's, A-BI's and the Investor's rights under this Agreement and the Ancillary Documents continue unimpeded and (b) will take, or cause to be taken, no action inconsistent with the terms of this Agreement and the Ancillary Documents or inconsistent with A-B's, A-BI's or the Investor's rights hereunder or thereunder.
     In case at any time after the Closing Date any further action is necessary or desirable to carry out the purpos-es of this Agreement or the Ancillary Documents, (a) A-B will cause its proper officers and directors to take all

                                33


     such necessary action, and (b) the Controlling Sharehold-ers will take or cause the proper officers and directors of G-Modelo or any of the G-Modelo Corporations and the Trustees under the Trust Control, the Banamex Trust and the Option Trust to take all such necessary actions.

               5.3.  Filings; Tax Returns.
                     --------------------

                    (a)  If upon the exercise by the Investor
     of any of the rights provided in Article VI hereof or Clause Eighth and Annex 3 of the Control Trust Agreement to acquire shares of G-Modelo capital stock, 49 percent or more of the total outstanding full voting capital stock of G-Modelo would be held of record by a "Foreign Investor" (as defined in the LRMI), G-Modelo shall give written notice to the Investor (the "Foreign Investor No-tice") within two business days following notice of the Investor's intention to acquire shares, accompanied by a certificate signed by the Secretary of the G-Modelo Board of Directors certifying such ownership and indicating the number of shares which would be owned by Foreign Inves-tors upon the exercise by the Investor of the right to acquire shares. Upon receipt of the Foreign Investor Notice, the Investor may appoint a designated purchaser to acquire such shares. In the event, the Investor determines not to appoint such designated purchaser or following the appointment of such designated purchaser, the Investor and the Controlling Shareholders agree promptly to file or cause to be filed with the Mexican Foreign Investment Commission in accordance with the LRMI all requisite documents and notifications necessary or appropriate in order to obtain the requisite permits for G-Modelo to become a "Foreign Corporation" within the meaning of the LRMI. The parties hereto will coordinate and cooperate with one another in exchanging such infor-mation and provide such reasonable assistance as may be requested in connection with obtaining the required permits as promptly as possible.

                    (b)  A-B and G-Modelo agree that they will
     provide each other with such assistance as may reasonably be requested by either of them in connection with the preparation of any return of Taxes, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes and will provide the other with any records or information relevant to such return, audit or examina-

                                34


     tion, proceedings or determination as are in their pos-session or subject to their control. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and an explanation of any material provided hereunder and shall include providing copies of any relevant returns of Taxes and any relevant Tax receipts.

               5.4.  Internal Reorganization.  As promptly as
                     -----------------------
     practicable following the Closing Date but in no event later than December 31, 1993, the Controlling Sharehold-ers shall cause G-Modelo and the G-Modelo Corporations to effect and carry out a corporate reorganization in accor-dance with the following provisions:

                    (a)  all of the issued and outstanding
     capital stock of Tapas Y Tapones de Zacatecas, S.A de C.V. ("Tapas"), Promotora de Servicios de Zacatecas, S.A. de C.V. ("Promotora"), and Envases de Zacatecas, S.A. de C.V. ("Envases") then owned by Tenedora Cano, S.A. de C.V. shall be transferred to Diblo;

                    (b)  El Cubito Fabrica de Hielo, S.A. de
     C.V. ("Hielo") shall be merged with and into Cerveceria del Pacifico, S.A. de C.V. ("Pacifico"), and as a result of such merger, the separate corporate existence of Hielo shall cease and Pacifico shall continue as the surviving corporation of the merger;

                    (c)  G-Modelo will obtain, if necessary, a
     ruling from the Mexican tax authorities that the transac-tions described in (a) above are tax-free for Mexican income and transfer tax purposes;

                    (d)  each of Tecnica Inamex, S.A. de C.V.
     and Instalaciones Inamex, S.A. de C.V. (collectively, the "Inamex Subsidiaries") shall be merged with and into Inamex de Cervezas y Maltas, S.A. de C.V. ("Inamex"), and as a result of such mergers, the separate corporate existence of the Inamex Subsidiaries shall cease and Inamex shall continue as the surviving corporation of the mergers;

                    (e)  Constructora Inamex, S.A. de C.V.
     shall be liquidated;

                                35

                    (f)  each of Perifreria, S.A. de C.V.,
     Conorte, S.A. de C.V., Invoccidente, S.A.de C.V., Negopa-cifico, S.A. de C.V., Consureste, S.A. de C.V., Invocari-be, S.A. de C.V., Pro-altiplano, S.A. de C.V., Transnore-ste, S.A. de C.V. or Control Consolidado, S.A. de C.V. (collectively, the "Distribution Companies") shall be reorganized from a Sociedad Anonima de Capital Variable into a Sociedad en Comandita Simple and, in connection with such reorganizations, the Investor shall be issued one interest in each of such Comanditas. A-B shall have the right to approve the governing documents of each of such Comandita, which approval shall not be unreasonably withheld, and such governing documents shall provide that no transfer of a partner's interest in the Comandita and no amendment to the Comandita governing documents shall be permitted without the unanimous consent of each of the partners;

                    (g)  following the reorganizations de-
     scribed in (f) above, all of the Distribution Companies shall be merged into two Distribution Companies, which the Controlling Shareholders presently contemplate will be Control Consolidado and Patentes (as hereinafter defined), and the Investor will receive one interest in each of such Distribution Companies; and

                    (h)  G-Modelo and the Controlling Share-
     holders agree that they will provide A-B with such assis-tance and information as may reasonably be requested by A-B in connection with any filings made by A-B with the United States Internal Revenue Service.

               5.5.  Election of A-B Director.  The Control-
                     ------------------------
     ling Shareholders shall be entitled to designate a G-Mod-elo director for election to the A-B Board of Directors. Following such designation, A-B will use its best efforts to nominate and cause such designee to be elected to the A-B Board of Directors at the Annual Meeting of Share-holders of A-B next succeeding such designation and to continue to nominate and cause such a designee to be elected for so long as the Investor owns ten percent or more of the total outstanding shares of G-Modelo capital stock.

               5.6.  Environmental and Safety Laws.  From and
                     -----------------------------
     after the date hereof, G-Modelo and the G-Modelo Corpora-tions shall conduct their businesses so as to comply in

                                36


     all material respects with all Federal, state and local environmental and health and safety laws and regulations in all jurisdictions in which they are or may at any time be doing business. If G-Modelo or any G-Modelo Corpora-tion shall (a) receive notice that it is the subject of any investigation or threatened investigation by any Federal, state or local government agency regarding the violation or alleged violation of any Federal, state or local environmental or health and safety statute or regulation; or (b) receive notice that any judicial or administrative complaint, proceeding or order has been filed or is about to be filed against G-Modelo or a G-Modelo Corporation alleging violations of any Federal, state or local environmental or health and safety statute or regulation, then G-Modelo or the G-Modelo Corporation shall promptly provide A-B with such notice, and in no event later than within fifteen (15) days from receipt thereby by G-Modelo or the G-Modelo Corporation.

               5.7.  USA Export Agreement.  The Controlling
                     --------------------
     Shareholders agree that the USA Export Agreement shall not be amended without the prior written consent of A-B, which shall not be unreasonably withheld.

               5.8.  Consummation of Public Offerings; Regis-
                     ----------------------------------------
     tration of Shares.
     -----------------

                    (a)  The Controlling Shareholders agree to
     use their best efforts to sell on a widely distributed basis an aggregate of 27,436,722 Series C Shares and to cause G-Modelo to sell an aggregate of 10,161,748 Series C Shares prior to May 31, 1995, of which at least an aggregate of 26,420,548 Series C Shares (such shares representing thirteen percent of the authorized capital stock of G-Modelo) shall be sold in one or more public offerings (the "Offerings") and the remainder of which shall be sold on a widely distributed basis through open-market transactions or otherwise. Prior to filing an application with the Comision Nacional de Valores with respect to any of the Offerings, the Controlling Share-holders and G-Modelo agree to provide the Investor with a copy of such application and all offering materials prepared in connection therewith sufficiently in advance of the proposed filing date to enable the Investor to review and comment on such application.

                                37


                    (b)  The Controlling Shareholders and
     G-Modelo agree to use their best efforts to cause the Series C Shares, and at the request of A-B, the Series B Shares to be placed on the Bolsa Mexicana de Valores, S.A. de C.V. (the "Bolsa"). The Controlling Shareholders and G-Modelo shall have the right to cause the Series A Shares to be placed on the Bolsa.

               5.9.  Dividend Policies.
                     -----------------

                    (a)  G-Modelo and the Controlling Share-
     holders, in their capacity as shareholders, directors or officers of G-Modelo and as members of the technical committees of the Control Trust and the Option Trust agree to take all actions necessary to cause G-Modelo to adopt and to follow, and all such parties agree to adopt and to follow, in accordance with Mexican law, the fol-lowing annual dividend policy on the Series A Shares, Series B Shares, Series C Shares and Series P-C Shares.

                         (i)  For the period commencing
          on the Closing Date and ending at such time as clause (ii) of this paragraph (a) becomes ap-plicable, the per share amount of the annual dividend payable on the outstanding Series A
          Shares, Series B Shares and Series C Shares will be an amount equal to (A) the greater of
          (1) 15 percent of G-Modelo's consolidated af-ter-tax net earnings calculated in accordance with Mexican GAAP for the most recently com-pleted calendar year, and (2) 45,109,950 Mexi-can Pesos divided by (B) the aggregate number of Series A Shares, Series B Shares and Series
          C Shares outstanding on the record date fixed by the shareholders of G-Modelo for the payment of such dividend.

                        (ii)  If the Investor purchases
          all of the Option Shares pursuant to the Op-tion, then for the period commencing January 1, 1998, the per share amount of the annual divi-dend payable on the outstanding Series A
          Shares, Series B Shares and Series C Shares will be an amount equal to (A) the greater of
          (1) Consolidated G-Modelo Free Cash Flow (as hereinafter defined) for the most recently completed calendar year, and (2) 45,109,950

                                38


          Mexican Pesos, divided by (B) the aggregate number of Series A Shares, Series B Shares and
          Series C Shares outstanding on the record date fixed by the shareholders of G-Modelo for the payment of such dividend. For purposes hereof, "Consolidated G-Modelo Free Cash Flow" shall equal all of the consolidated after-tax net earnings of G-Modelo and its subsidiaries cal-culated in accordance with Mexican GAAP avail-able to holders of Series A Shares, Series B
          Shares and Series C Shares, (A) plus deprecia-tion and amortization, (B) plus any decrease in non-cash net working capital, (C) plus other expenses which do not require a cash outlay,
          (D) minus other income which does not provide cash, (E) minus capital expenditures and other asset acquisitions, (F) minus any increase in non-cash net working capital, and (G) minus any principal repayments of indebtedness, all of which shall be determined as shown in the exam-ple contained in Exhibit B hereto.

                       (iii)  For the period commencing
          on the Closing Date and ending on the date the Series P-C Shares are exchanged for Series B
          Shares, the per share amount of the annual dividend payable on the outstanding PC Shares will be calculated in accordance with the terms of such Series P-C Shares set forth in the Amended G-Modelo By-laws.

                    (b)  The Controlling Shareholders in their
     capacity as shareholders, directors or officers of Diblo and as members of the technical committee of the Banamex Trust agree to take all actions necessary to cause Diblo to adopt and to follow, and all such parties agree to adopt and to follow, in accordance with Mexican law, the following annual dividend policy on the Diblo capital stock. Commencing on the Closing Date, there shall be declared (i) an annual dividend on the outstanding Diblo P-C Shares in an amount sufficient for G-Modelo to de-clare and pay the annual dividend provided for in para-graph (a)(iii) above; provided, however, upon the ex-
                           --------  -------
     change by the Investor of the Series P-C Shares into Series B Shares, the Diblo P-C Shares will be exchanged by G-Modelo effective as of the date of such exchange by the Investor on a share-for-share basis for Diblo Series

                                39


     A Shares and the annual dividend policy set forth in this clause (i) shall terminate, and (ii) an annual dividend on the outstanding Diblo Common Shares which shall be payable to all holders of Diblo Common Shares in an amount sufficient for G-Modelo to declare and pay the annual dividend provided for in paragraphs (a)(i) and
     (a)(ii) above.

                    (c)  The Controlling Shareholders in their
     capacity as shareholders, directors or officers of Diblo and as members of the technical committee of the Banamex Trust agree to take all actions necessary to cause the G-Modelo Corporations to declare annual dividends in an amount which, in the aggregate, are sufficient to enable G-Modelo and Diblo to declare and pay the dividends provided for in paragraphs (a) and (b) above, respective-ly.

                    (d)  Subject to the applicable require-
     ments of Mexican law, the Amended G-Modelo By-laws and the Amended Diblo By-Laws, each of G-Modelo in the case of paragraph (a) above, and Diblo in the case of para-graph (b) above, will declare the annual common dividend following shareholder approval at a shareholders meeting to be held on or prior to April 30, of each year. Sub-ject to the applicable requirements of Mexican law (in-cluding applicable regulations of the Bolsa for any shares listed thereon), the Amended G-Modelo By-laws and the Amended Diblo By-laws, the common dividend shall be payable to shareholders of record on the date of the shareholders meeting and shall be paid on or prior to the fifth day following the declaration date.

                    (e)  Notwithstanding the provisions of
     this Section 5.9, A-B and the Controlling Shareholders agree to consider prior to the declaration of annual dividends on the Series A Shares, the Series B Shares and the Series C Shares the effect such dividends will have on the business, operations and best interests of G-Modelo and the G-Modelo Corporations, including, if applicable, taking into account the purchase by G-Modelo of the Banamex Put Shares (as defined in Section 5.16) pursuant to Section 5.16.

                                40


          5.10.  Equity Participations.
                 ---------------------

                    (a)  At all times after the date of this
     Agreement, (i) Diblo shall own at least 99.9854 percent of Patentes y Marcas para Promocion de Exportaciones, S.A. de C.V., a Mexican corporation, or its successor ("Patentes"), (ii) Patentes shall own no less than 80 percent of the outstanding capital stock of Procermex and
     (iii) Procermex shall own not less than 80 percent and 80 percent, respectively, of the outstanding capital stock of Eurocermex and Iberocermex.

                    (b)  At all times after the date of this
     Agreement, Diblo shall own no less than 41.051 percent,
     7.1641 percent and 26.30 percent, respectively, of the outstanding capital stock of Direccion de Fabricas, S.A. de C.V. ("Difa"), Gondi, S.A. de C.V. ("Gondi"), and Extractos y Maltas, S.A. de C.V. ("Extractos"), each of which is a Mexican corporation.

               5.11.  Operation of G-Modelo.  Except as other-
                      ---------------------
     wise provided for in this Agreement, the Controlling Shareholders and G-Modelo agree that following the Clos-ing Date and for so long as the Investor owns at least 10 percent of the shares of capital stock of G-Modelo and at least 10 percent of the shares of capital stock of Diblo,
     (i) the only assets of G-Modelo will be 169,701,202 Diblo Series A Shares, 17,030,940 Diblo P-C Shares, cash, mar-ketable securities and the proceeds received by G-Modelo from the Offerings pursuant to Section 5.8 and the sale of Series C Shares to G-Modelo's executive employees pursuant to Section 5.13; (ii) G-Modelo will incur no liabilities other than liabilities expressly permitted and incurred in connection with the transactions contem-plated by this Agreement; and (iii) G-Modelo will conduct no business or operations except in connection with the transactions contemplated by this Agreement and except for investing activities with respect to the cash and marketable securities owned by it.

               5.12.  Government Officials.  From and after
                      --------------------
     the date hereof, G-Modelo and the G-Modelo Corporations have the continued intention to cause their officers and employees to conduct their businesses so as to comply in all material respects with all Federal, state and local Mexican laws, including those concerning payments of money or other things of value to government officials

                                41


     and to refrain from making or authorizing an offer or payment of money or other thing of value, directly or indirectly, (a) to or for the benefit of a government official in order to obtain the wrongful performance or omission of any acts related to the duties of such gov-ernment official, or (b) to a political party or candi-date when such contributions are not made in the form and within the limits permitted by Mexican law so as to wrongfully influence any official act or decision or to wrongfully induce such party or candidate to wrongfully use its or his influence with the government to affect or influence any act or decision of government.

               5.13.  Sale of Series C Shares to Employees.
                      ------------------------------------
     G-Modelo shall have the right to offer for subscription up to 3,048,525 Series C Shares from its treasury to certain executive employees of the G-Modelo Corporations (other than the Controlling Shareholders), or to a trust for their benefit, pursuant to the terms of an employee stock purchase plan to be adopted following the Closing. G-Modelo agrees to consult with A-B in connection with the creation and implementation of such plan to ensure that the plan will not result in compensation expense under U.S. GAAP.

               5.14.  Real Estate Transfers. As soon as prac-
                      ---------------------
     ticable following the Closing, the Controlling Sharehold-ers agree to take all action necessary to cause G-Modelo, and G-Modelo agrees, to transfer all of the outstanding shares of capital stock of Distribuidora Pacifico y Modelo de Tepic, S.A. de C.V. and Distribuidora Pacifico y Modelo de La Paz, S.A. de C.V. to a trust to be estab-lished under a trust agreement for the benefit of one or both of Control Consolidado or Patentes.

               5.15.  Technical Committees.  Following the
                      --------------------
     Closing Date, the Controlling Shareholders will take all actions necessary to ensure that a majority of the mem-bers of the technical committees of the Control Trust, the Option Trust and the Banamex Trust are Controlling Shareholders.

                                42


               5.16.  Failure by the Investor to Acquire all
                      --------------------------------------
     Diblo Option Shares.  In the event that the Investor does
     -------------------
     not acquire all of the Diblo Option Shares (as such term is defined in Section 6.4) pursuant to Section 6.4, the Controlling Shareholders shall have the right, at their sole election, at any time during the three year period following the expiration of the Investor's right to acquire such Diblo Option Shares pursuant to the Diblo Option (as such term is defined in Section 6.4) either
     (a) to require that G-Modelo purchase all of the Diblo Common Shares then held by the Banamex Trust (the "Banam-ex Put Shares"), such right being exercisable at any time or from time to time, in whole or in part, or (b) to merge Diblo and G-Modelo with the result that each out-standing Diblo Common Share held by the Banamex Trust or the Investor shall be converted into a number of shares of full voting common stock of G-Modelo reflecting the fair market value thereof (with Series A Shares being issued to the Controlling Shareholders and Series B Shares being issued to the Investor); provided, however,
                                           --------  -------
     (i) that no such merger shall be effected unless A-B has agreed that the merger would not have any significant ad-verse financial, accounting or tax consequences for A-B, and (ii) if such merger is effected, the shares issued to the Controlling Shareholders would not be Restricted Shares (as hereinafter defined) subject to Article VI of this Agreement. If the merger of Diblo and G-Modelo is prohibited by the immediately preceding clause, the parties shall work together to achieve a mutually accept-able transaction structure which would achieve the Con-trolling Shareholders' objectives. In the event that the Controlling Shareholders elect to require G-Modelo to purchase the Banamex Put Shares pursuant to clause (a) above, the Controlling Shareholders shall deliver a written notice (the "Banamex Put Notice") to G-Modelo and the Investor in accordance with Section 13.10 indicating
     (1) the number of Banamex Put Shares, (2) the Banamex Put Price Per Share (as hereinafter defined), and (3) the date and time fixed for the consummation of such sale. The purchase price per share for the Banamex Put Shares (the "Banamex Put Price Per Share") shall be calculated in the same manner and subject to the same limitations and restrictions as the Diblo Option Price Per Share provided for in Section 6.4(a)(including the limitations and restrictions set forth in the two provisory clauses in the third sentence of Section 6.3(a)) except that (i)

                                43


     all references in Section 6.3(a) to the Option Exercise Notice shall mean the Banamex Put Notice, and (ii) the Adjusted G-Modelo Per Share Earnings shall be calculated during the most recently completed four quarters prior to the date of the Banamex Put Notice.


                              ARTICLE VI

                  TRANSFER, SALE AND PURCHASE RIGHTS
                  ----------------------------------

               6.1.  General.  Subject to the rights and
                     -------
     obligations of the Controlling Shareholders with respect to their Trust Rights in the Entrusted Shares (as such terms are defined in the Control Trust Agreement) pursu-ant to the Control Trust Agreement, none of the Control-ling Shareholders, the Trustee on behalf of the Control Trust, the Trustee on behalf of the Option Trust, the Trustee on behalf of the Banamex Trust or the Investor shall sell, convey, assign, transfer, deliver, mortgage, pledge, encumber or otherwise dispose (a "Disposition" or when used as a verb, "Dispose") of any Series A Shares (except for an aggregate of 27,436,722 Series C Shares to be sold by the Controlling Shareholders on a widely distributed basis in accordance with Section 5.8), Series B Shares, Series P-C Shares or Diblo Common Shares (col-lectively, the "Restricted Shares") held by such party except as provided in this Agreement, the Control Trust Agreement, the Option Trust Agreement and the Banamex Trust Agreement; provided, however, that until such time
                      --------  -------
     as the Series C Shares are sold to the public in accor-dance with Section 5.8, they shall be deemed to be Re-stricted Shares for purposes of this Agreement. Any at-tempted Disposition in violation hereof shall be null and void. Notwithstanding the foregoing, any party may make a Disposition of Restricted Shares, whether voluntarily or involuntarily, directly or indirectly, pursuant to (a) any transfer of legal title to the Restricted Shares resulting from the resignation, removal or change of a trustee holding Restricted Shares for the benefit of another, (b) any distribution of Restricted Shares from an estate or trust to any beneficiary thereof, (c) any transfer of Restricted Shares to such party's spouse, child, grandchild, brother, uncle, aunt, nephew, adopted child, great-grandchild or parent, (d) any transfer of Restricted Shares to a trust for the benefit of any person described in clause (c), a Controlling Sharehold-

                                44


     er, charitable institution or other trust created to pursue philanthropic purposes for the benefit of third parties not affiliated with a beer company (other than G-Modelo or A-B), or (e) any transfer of Restricted Shares to a partnership or corporation controlling, controlled by or under the common control with one or more of the G-Modelo Signatories, and only if, in each case under clauses (a) through (e) above, (i) the recipient of such Restricted Shares agrees in writing to be bound by the terms and conditions of this Agreement in which event, for purposes of this Agreement, such recipient shall be deemed to be a (1) "Controlling Shareholder" if the disposing party was a Controlling Shareholder, the Trust-ee of the Control Trust, the Trustee of the Option Trust or the Trustee of the Banamex Trust if the Disposition was effected by a substitution of Trustee of such Trust or (2) the Investor if the disposing party was the Inves-tor, and (ii) in the case of any Disposition by a party other than the Investor, the Investor receives reasonable notice of such Disposition, a copy of the recipient's written agreement required by clause (i) above, and copies of any related instruments effecting a substitu-tion of the trustee pursuant to clause (a) above, creat-ing a trust pursuant to clause (d) above or evidencing control of the corporation or partnership to which a Disposition was made pursuant to clause (e) above, and
     (iii) in the case of any Disposition by the Investor, the Controlling Shareholders receive reasonable advance notice of such Disposition, a copy of the recipient's written agreement required by clause (i) above, and copies of any related instruments creating a trust pursu-ant to clause (d) above, effecting a substitution of the trustee pursuant to clause (a) above or evidencing A-B's control of the corporation or partnership to which a Disposition was made pursuant to clause (e) above.

               6.2.  Offer to Sell; Right of First Refusal.
                     -------------------------------------

                    (a)  In the event that the Investor de-
     sires to make a Disposition at any time of any of Re-stricted Shares (other than the Series P-C Shares) then owned by it (other than a Disposition permitted by Sec-tion 6.1), the Investor shall first submit a written offer (the "Offering Notice") of such shares to each of the Controlling Shareholders (each of such parties, an "Offeree") in accordance with Section 13.10 specifying

                                45


     the number of Restricted Shares being offered for sale
     (the "Offered Shares").

                    (b)  Within five business days after
     receipt of an Offering Notice, each Offeree shall give a written notice (a "Response Notice") to the Investor informing the Investor as to whether it desires to nego-tiate the purchase of the Offered Shares, which Response Notice shall specify the number of Offered Shares each such Offeree desires to purchase. Upon receipt of affirmative Response Notice(s) for all of the Offered Shares, the Investor and Offeree(s) shall promptly nego-tiate in good faith the terms governing such purchase.
     In the event the Offeree(s) delivering Response Notices do not intend, in the aggregate, to negotiate the pur-chase of all of the Offered Shares, the Investor shall determine whether to negotiate the sale of the aggregate number of Offered Shares proposed to be purchased in such Response Notices. If (i) the Investor determines to sell such lesser number of Offered Shares, then the Investor and the Offeree(s) delivering affirmative Response Notic-es shall promptly negotiate in good faith the terms governing such purchase, or (ii) the Investor determines to attempt to sell all Offered Shares, then the Investor shall give a written notice (a "Second Offering Notice") within five business days after receipt of the Response Notices to each Offeree who delivered an affirmative Response Notice (a "Purchasing Offeree") setting forth the names of, and number of Offered Shares to be pur-chased by, each Purchasing Offeree and the number of Offered Shares remaining offered for purchase. Within five business days after receipt of a Second Offering Notice, the Purchasing Offerees shall determine whether they will negotiate the purchase of all Offered Shares and give the Investor written notice of such determina-tion (a "Second Response Notice"). If the Purchasing Offerees, in the aggregate, determine to negotiate the purchase of all Offered Shares, the Investor and the Pur-chasing Offerees shall promptly negotiate in good faith the terms governing such purchase.

                    (c)  In the event that (i) the parties
     cannot in good faith reach agreement upon the terms of said purchase of Offered Shares within thirty days fol-lowing the date of the Response Notice or the Second Response Notice, as the case may be, or (ii) the Investor makes the determination provided in paragraph (b)(ii) and

                                46


     the Purchasing Offerees, in the aggregate, decline to negotiate the purchase of all of the Offered Shares, then the Investor shall have the right to negotiate the sale of the Offered Shares to a third party (a "Third Party Purchaser") for cash.

                    (d)  If the Investor receives a bona fide
     cash offer from a Third Party Purchaser (a "Third Party Offer") to purchase all of such Offered Shares which the Investor wishes to accept, the Investor shall cause the Third Party Offer to be reduced to writing and shall submit a written notice of such Third Party Offer (a "Third Party Offer Notice") to each of the Purchasing Offerees specifying (i) the names of all Purchasing Offerees receiving the Third Party Offer Notice, (ii) the number of Offered Shares, (iii) the proposed cash pur-chase price (the "Third Party Offer Price"), (iv) the name and address of the Third Party Purchaser, and (v) all other material terms of the proposed Disposition, including the proposed method of cash payment. The Third Party Offer Notice shall set forth the Investor's irrevo-cable offer to sell the Offered Shares to the Purchasing Offerees at the price and upon the terms stated in the Third Party Offer Notice.

                    (e)  Within ten business days after re-
     ceipt of a Third Party Offer Notice, the Purchasing Offerees receiving a Third Party Offer Notice shall give written notice (a "Third Party Offer Response Notice") to the Investor as to whether they elect to purchase all, but not less than all, of the Offered Shares upon the terms and conditions set forth in the Third Party Offer Notice. Any affirmative Third Party Offer Response Notice shall specify a date and time for the closing of the purchase (the "Purchase Right Closing"), which date shall not be less than ten nor more than forty days after the date of such affirmative Third Party Response Notice. The Purchase Right Closing shall take place at such location as the parties may mutually agree upon, and the purchase price per share to be paid by a Purchasing Offeree for the purchase of Offered Shares pursuant to this Section 6.2(e) shall be equal to the Third Party Offer Price per share and shall be paid in the manner proposed in the Third Party Offer Notice.

                    (f)  If the Offered Shares are not pur-
     chased by the Purchasing Offerees, the Investor may make

                                47


     a Disposition of the Offered Shares to the Third Party Purchaser named in the Third Party Offer Notice but only in strict compliance with the terms stated therein or on terms more favorable to the Investor, and thereafter the Offered Shares in the hands of the Third Party Purchaser shall not be subject to the provisions of this Agreement. If the Investor shall fail to complete such Disposition to the Third Party Purchaser within ninety days following the receipt of the Third Party Offer Response Notice, the Investor shall be required to submit another Offering Notice pursuant to Section 6.2(a) in order to Dispose of any of its Restricted Shares.

                    (g)  In the event that the Purchasing
     Offerees indicate their willingness to purchase, when aggregated, a number of Restricted Shares greater than the number of the Offered Shares, the Offered Shares shall be allocated among the Purchasing Offerees in proportion to their respective percentage ownerships of G-Modelo capital stock.

                    (h)  Any failure by the Controlling Share-
     holders to deliver a Response Notice, a Second Response Notice or a Third Party Offer Response Notice within the required time period shall be deemed an irrevocable election not to purchase the Offered Shares.

                    (i)  Subject to the rights of first refus-
     al among the Controlling Shareholders set forth in the Control Trust Agreement, the Investor shall have rights identical to those set forth in paragraphs (a) through
     (h) above with respect to all of the Restricted Shares owned by the Controlling Shareholders or the Control Trust, which rights shall be provided for in the Control Trust Agreement, but shall, for purposes of this Agree-ment, be deemed to be set forth herein as if fully set forth in haec verba. Notwithstanding the foregoing and
           -- ---- -----
     as provided in the Control Trust Agreement, in the event the Investor does not exercise the Option on or before December 31, 1997 in full and purchase 51,052,626 Series B Shares pursuant to Section 6.3, the Investor's rights of first refusal shall terminate and be of no further force and effect as of December 31, 1997 (or such later date as provided in the Control Trust Agreement).

                                48


               6.3.  The Investor's Option to Purchase Shares
                     ----------------------------------------
     of G-Modelo Capital Stock.
     -------------------------

                    (a)  The Controlling Shareholders and the
     Trustee on behalf of the Option Trust hereby grant to the Investor an irrevocable option (the "Option") to purchase 51,052,626 Series B Shares, which shall be Class II shares representing the variable capital of G-Modelo (it being agreed that such number of shares of G-Modelo capi-tal stock, which when added to the 20,323,498 Series P-C Shares or Series B Shares then owned by the Investor, will cause the Investor to own at least 35.12 percent of the outstanding G-Modelo capital stock after exercise of the Option) (the "Option Shares"), which Option Shares will be obtained by converting the 51,052,626 Series A Shares held in trust pursuant to the Option Trust Agree-ment into a like number of Series B Shares. The exercise price per share payable by the Investor for the Option Shares shall be equal to the "Average Closing Price Per Share of G-Modelo Capital Stock." The Average Closing Price Per Share of G-Modelo Capital Stock shall be equal to the average closing price per share of the Series C Shares on the Bolsa for the 30 trading-days preceding the date of the Option Exercise Notice (as hereinafter de-fined); provided, however, that in the event such Average
             --------  -------
     Closing Price Per Share of G-Modelo Capital Stock (i) is less than 15 times the Adjusted G-Modelo Per Share Earn-ings (as hereinafter defined), the Average Closing Price Per Share of G-Modelo Capital Stock shall be deemed to be an amount equal to 15 times the Adjusted G-Modelo Per Share Earnings, and (ii) is more than 19 times the Ad-justed G-Modelo Per Share Earnings, the Average Closing Price Per Share of G-Modelo Capital Stock shall be deemed to be an amount equal to 19 times the Adjusted G-Modelo Per Share Earnings; and provided, further, that (1) if,
                             --------  -------
     in addition to the Series C Shares trading on the Bolsa on the date the Average Closing Price Per Share of G-Modelo Capital Stock is determined, the Series A Shares and/or Series B Shares are also traded on the Bolsa on such date, the Average Closing Price Per Share of G-Modelo Capital Stock shall be equal to the quotient (rounded to the fourth decimal) determined by (x) multi-plying the average closing price per share of each Series of G-Modelo so traded on the Bolsa for such 30 trading-day period by the number of outstanding shares of such Series, and (y) adding all such multiplication products

                                49


     to determine the sum thereof, and (z) dividing such sum by the aggregate number of outstanding shares of all Series of capital stock of G-Modelo so traded; (2) if shares of any Series of capital stock of G-Modelo were not traded on the Bolsa for a period of 30 trading-days preceding the date of the Option Exercise Notice, the Average Closing Price Per Share of G-Modelo Capital Stock shall be based on the average closing price per share of such Series of G-Modelo capital stock on the Bolsa for such number of days that such Series of G-Modelo stock traded on the Bolsa prior to such date, subject to the limitations provided in the immediately preceding provi-so; and (3) if 26,420,548 Series C Shares (such shares representing thirteen percent of the total authorized capital stock of G-Modelo) have not theretofore been sold to the public as contemplated by Section 5.8 and placed on the Bolsa, the Average Closing Price Per Share of G-Modelo Capital Stock shall be conclusively deemed to have been established as provided in clause (i) of the immedi-ately preceding proviso. For purposes hereof, the "Ad-justed G-Modelo Per Share Earnings" shall mean (x) the consolidated after-tax net earnings of G-Modelo calculat-ed in accordance with Mexican GAAP for the most recently completed four quarters prior to the date of the Option Exercise Notice, as reported to the Bolsa, if shares of G-Modelo capital stock have been listed on the Bolsa, or as prepared by G-Modelo, if shares have not been listed, excluding any non-recurring extraordinary items, divided by (y) the aggregate number of outstanding shares of G-Modelo capital stock; and provided, further, that for
                                 --------  -------
     purposes of this Agreement, such Adjusted G-Modelo Per Share Earnings shall be independently certified by each of C&L and PW.

                    (b)  The Option may be exercised by the
     Investor, in whole or in part, at any time or from time to time commencing on July 1, 1995 and ending on December 31, 1997 by delivery of written notice of such exercise (an "Option Exercise Notice") to the Controlling Share-holders and the Option Trust in accordance with Section
     13.10. The Option Exercise Notice shall indicate (i) the date (an "Option Closing Date") and time fixed for the Option Closing (which date shall not be less than ten nor more than forty days following the date of the Option Exercise Notice), (ii) the number of Option Shares to be purchased, and (iii) the Average Closing Price Per Share of G-Modelo Capital Stock. The closing of the purchase

                                50


     of the Option Shares (an "Option Closing") shall take place at such location as the parties may mutually agree upon.

                    (c)  At any Option Closing hereunder (i)
     the Investor shall pay in immediately available funds an aggregate purchase price for the Option Shares to be purchased (the "Aggregate Option Price") equal to the product of (A) the Average Closing Price Per Share of G-Modelo Capital Stock and (B) the number of Option Shares being purchased at such Option Closing converted into United States dollars at the Free Exchange Rate, and (ii) the Trustee on behalf of the Option Trust shall deliver to the Investor a certificate or certificates represent-ing the number of Option Shares so purchased, duly en-dorsed in the name of the Investor.

                    (d)  In the event that any purchase of
     Option Shares by the Investor pursuant to this Section
     6.3 would require the approval of or any filing with any Mexican or United States governmental agency, including, without limitation, the Mexican Foreign Investment Com-mission pursuant to the LRMI, the LEC or the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice pursuant to the HSR Act, and such approval has not been obtained or all waiting periods have not expired or been terminated prior to the Option Closing Date, (x) if the approval of the Mexican Foreign Investment Commission pursuant to the LRMI is the sole remaining approval and all other appli-cable waiting periods have expired or been terminated, the Investor shall have the right to appoint a designated purchaser to consummate such purchase pursuant to Section 5.3(a), or (y) the Option Closing Date shall automati-cally be extended to the date which is no more than three business days after the approval of all such governmental agencies has been granted and all waiting periods have expired or been terminated; provided, however, the Option
                                 --------  -------
     Closing Date may not be extended beyond August 10, 1998. In the event that the Option Closing is extended pursuant to clause (y) of the immediately preceding sentence, the Aggregate Option Price shall be reduced by the aggregate amount of dividends on the Option Shares to be purchased at the Option Closing, if any, declared following the Option Closing Date set forth in the Option Exercise Notice and paid to holders of record on a date which is prior to the date the Option Closing, as so extended

                                51


     occurs; provided, however, the Investor shall be required
             --------  -------
     to pay interest on such Aggregate Option Price at the Prime Rate, for the period beginning on the Option Clos-ing Date set forth in the Option Exercise Notice to but not including the date the Option Closing, as so extend-ed, occurs.

               6.4.  The Investor's Option to Purchase Diblo
                     ---------------------------------------
     Common Shares.
     -------------

                    (a)  The Controlling Shareholders and the
     Trustee on behalf of the Banamex Trust hereby grant to the Investor an irrevocable option (the "Diblo Option") to purchase 32,237,145 Diblo Series B Shares, which shall be Class II shares representing the variable capital of Diblo (it being agreed that such number of shares of Diblo capital stock, which when added to the 24,329,922 Diblo Series B Shares then owned by the Investor, will cause the Investor to own at least 23.25 percent of the outstanding Diblo capital stock after exercise of the Diblo Option) (the "Diblo Option Shares"), which Diblo Option Shares are held in the Banamex Trust. The exer-cise price per share payable by the Investor for the Diblo Option Shares (the "Diblo Option Price Per Share") shall be calculated by (i) adding the Total G-Modelo Common Equity Capitalization (as hereinafter defined) to the product obtained by multiplying the Average Closing Price Per Share of G-Modelo Capital Stock by the total number of Series P-C Shares then outstanding (the "Total G-Modelo Equity Capitalization"), (ii) dividing the Total G-Modelo Equity Capitalization by G-Modelo's aggregate percentage ownership of the outstanding Diblo capital stock on the day preceding the date of the Diblo Option Exercise Notice (as hereinafter defined)(the "Total Diblo Equity Capitalization"), and (iii) dividing the Total Diblo Equity Capitalization by the aggregate number of Diblo Common Shares and Diblo P-C Shares outstanding at the close of business on the day preceding the date of the Diblo Option Exercise Notice (the "Diblo Per Share Market Price"). For purposes hereof, "Total G-Modelo Common Equity Capitalization" shall mean the product obtained by multiplying (x) the Average Closing Price Per Share of G-Modelo Capital Stock by (y) the aggregate number of Series A Shares, Series B Shares and Series C Shares outstanding at the close of business on the day preceding the date of the Diblo Option Exercise Notice. The determination of the Diblo Option Price Per Share

                                52


     shall be subject to the limitations and restrictions set forth in, and shall be calculated in accordance with, the two provisory clauses in the third sentence of Section 6.3(a) above; provided, however, the Adjusted G-Modelo
                   --------  -------
     Per Share Earnings shall be calculated during the most recently completed four quarters prior to the date of the Diblo Option Exercise Notice and all references to Option Exercise Notice in Section 6.3(a) shall mean the Diblo Option Exercise Notice.

                    (b)  The Diblo Option may be exercised by
     the Investor, in whole or in part, at any time or from time to time commencing on July 1, 1995 and ending on December 31, 1997 by delivery of written notice of such exercise (the "Diblo Option Exercise Notice") to the Controlling Shareholders and the Banamex Trust in accor-dance with Section 13.10. The Diblo Option Exercise Notice shall indicate (i) the date (the "Diblo Option Closing Date") and time fixed for the Diblo Option Clos-ing (which date shall not be less than ten nor more than forty days following the date of the Diblo Option Exer-cise Notice), (ii) the number of Diblo Option Shares to be purchased, and (iii) the Diblo Option Price Per Share. The closing of the purchase of the Diblo Option Shares (the "Diblo Option Closing") shall take place at such location as the parties may mutually agree upon.

                    (c)  At any Diblo Option Closing hereunder
     (i) the Investor shall pay in immediately available funds an aggregate purchase price for the Diblo Option Shares to be purchased (the "Aggregate Diblo Option Price") equal to the product of (A) the Diblo Option Price Per Share and (B) the number of Diblo Option Shares being purchased at such Diblo Option Closing converted into United States dollars at the Free Exchange Rate, and (ii) the Trustee on behalf of the Banamex Trust shall deliver to the Investor a certificate or certificates represent-ing the number of Diblo Option Shares so purchased, duly endorsed in the name of the Investor.

                    (d)  In the event that any purchase of
     Diblo Option Shares by the Investor pursuant to this
     Section 6.4 would require the approval of or any filing with any Mexican or United States governmental agency, including, without limitation, the Mexican Foreign In-vestment Commission pursuant to the LRMI, the LEC or the United States Federal Trade Commission or the Antitrust

                                53


     Division of the United States Department of Justice pursuant to the HSR Act, and such approval has not been obtained or all waiting periods have not expired or been terminated prior to the Diblo Option Closing Date, (x) if the approval of the Mexican Foreign Investment Commission pursuant to the LRMI is the sole remaining approval and all other applicable waiting periods have expired or been terminated, the Investor shall have the right to appoint a designated purchaser to consummate such purchase pursu-ant to Section 5.3(a) or (y) the Diblo Option Closing Date shall automatically be extended to the date which is no more than three business days after the approval of all such governmental agencies has been granted and all waiting periods have expired or been terminated; provid-
                                                      -------
     ed, however, the Diblo Option Closing Date may not be
     --  -------
     extended beyond August 10, 1998. In the event that the Diblo Option Closing is extended pursuant to clause (y) of the immediately preceding sentence, the Aggregate Diblo Option Price shall be reduced by the aggregate amount of dividends on the Diblo Option Shares to be purchased at the Diblo Option Closing, if any, declared following the Diblo Option Closing Date set forth in the Diblo Option Exercise Notice and paid to holders of record on a date which is prior to the date the Diblo Option Closing, as so extended, occurs; provided, howev-
                                             --------  ------
     er, the Investor shall be required to pay interest on
     --
     such Aggregate Diblo Option Price at the Prime Rate, for the period beginning on the Diblo Option Closing Date set forth in the Diblo Option Exercise Notice to but not including the date the Diblo Option Closing, as so ex-tended, occurs.

               6.5.  Consequences of Failure to Convert Series
                     -----------------------------------------
     P-C Shares.  In the event that the Investor does not
     ----------
     convert the Series P-C Shares into a like number of Series B Shares on or prior to December 31, 1996, in accordance with the terms of the Series P-C Shares, then the following provisions shall be mandatorily and irrevo-cably applicable and binding on all parties to this Agreement.
                    (a)  The Series P-C Shares shall be re-
     deemed by G-Modelo on December 31, 1996, in accordance with the terms of the Series P-C Shares and the Amended G-Modelo By-laws.

                             54


                    (b)  The rights granted to the Investor to
     purchase Option Shares and Diblo Option Shares pursuant to Sections 6.3 and 6.4, respectively, the restrictions on transfer and the right of first refusal granted to the Investor pursuant to Sections 6.1 and 6.2(i) hereof and Clause Eighth and Annex 3 of the Control Trust Agreement, respectively, and the restrictions on transfer and the right of first refusal granted to the Controlling Share-holders pursuant to Section 6.1 and 6.2, respectively, shall expire and be of no further force and effect.

                    (c)  The Investor shall have the right
     (the "Put Right"), in its sole discretion, to require that:

                         (i)  the Controlling Sharehold-
          ers purchase all, but not less than all, of the Shares of G-Modelo Stock (the "G-Modelo Put
          Shares") and the Diblo Common Shares (the "Dib-lo Put Shares," and together with the "G-Modelo
          Put Shares," the "Put Shares") then owned, directly or indirectly, by the Investor and its authorized designees, if any; and

                        (ii)  the Controlling Sharehold-
          ers or G-Modelo or any combination thereof pur-chase all, but not less than all, of the Diblo
          Put Shares then owned, directly or indirectly, by the Investor and its authorized designees, if any.

     The Investor shall exercise the Put Right by delivering a written notice (the "Put Notice") to the Controlling Shareholders and G-Modelo in accordance with Section
     13.10 indicating (1) the number of Put Shares, (2) the G-Modelo Put Price Per Share (as hereinafter defined) and the Diblo Put Price Per Share (as hereinafter defined), and (3) the date and time fixed for the consummation of such sale (the "Put Closing"), which date shall not be less than ten nor more than forty days following the date of the Put Notice. The purchase price per share for the G-Modelo Put Shares (the "G-Modelo Put Price Per Share") shall be calculated in the same manner and subject to the same limitations as the Average Closing Price Per Share of G-Modelo Capital Stock provided for in Section 6.3(a) except that (x) all references in Section 6.3(a) to Option Exercise Notice shall mean Put Notice, and (y) the

                                55


     Adjusted G-Modelo Per Share Earnings shall be calculated during the most recently completed four quarters prior to the date of the Put Notice. The purchase price per share for the Diblo Put Shares (the "Diblo Put Price Per Share") shall be calculated in the same manner and sub-ject to the same limitations as the Diblo Option Price Per Share provided for in Section 6.4(a) except that (i) all references in Section 6.3(a) to Option Exercise Notice shall mean Put Notice, and (ii) the Adjusted G-Modelo Per Share Earnings shall be calculated during the most recently completed four quarters prior to the date of the Put Notice. At the Put Closing, (x) the Control-ling Shareholders or G-Modelo or any such combination thereof shall pay an aggregate purchase price for the Put Shares equal to the sum of (A) the product obtained by multiplying the G-Modelo Put Price Per Share by the number of G-Modelo Put Shares, and (B) the product ob-tained by multiplying the Diblo Put Price Per Share by the number of Diblo Put Shares, in United States dollars in immediately available funds, calculated in accordance with the Free Exchange Rate, and (y) the Investor shall deliver to the purchasers certificates representing the Put Shares, duly endorsed in the name of the purchaser.

                    (d)  In addition to, and not in lieu of,
     the Put Rights, the Investor shall have the right (the "Withdrawal Right"), in its sole discretion, to require that G-Modelo (in the case of G-Modelo capital stock) and Diblo (in the case of Diblo capital stock) purchase all, but not less than all, of the G-Modelo Put Shares and the Diblo Put Shares, respectively, then owned, directly or indirectly, by the Investor and its authorized designees, if any, and G-Modelo and Diblo shall be obligated to purchase all of such shares. The Investor shall exercise the Withdrawal Right by delivering a written notice (the "Withdrawal Notice") to the Controlling Shareholders, G-Modelo and Diblo in accordance with Section 13.10 indi-cating the number of G-Modelo Put Shares and Diblo Put Shares to be withdrawn. G-Modelo, Diblo and the Control-ling Shareholders, in their capacity as shareholders, directors or officers of G-Modelo and Diblo and as mem-bers of the technical committees of the Control Trust, the Option Trust and the Banamex Trust, will take all actions, and do all things necessary to ensure that the withdrawal is completed (the "Withdrawal Closing") as soon as permitted by Mexican law, the Amended G-Modelo By-laws and the Amended Diblo By-laws. For purposes of

                                56


     this Section 6.5(d), the withdrawal price per share for the G-Modelo Put Shares pursuant to the Withdrawal Right (the "G-Modelo Withdrawal Price Per Share") shall be the amount per share of G-Modelo capital stock paid by G-Modelo to the Investor in connection with the exercise of the Withdrawal Right pursuant to the Amended G-Modelo By-laws. For purposes of this Section 6.5(d), the with-drawal price per share for the Diblo Put Shares pursuant to the Withdrawal Right (the "Diblo Withdrawal Price Per Share") shall be the amount per share of Diblo capital stock paid by Diblo to the Investor in connection with the exercise of the Withdrawal Right pursuant to the Amended Diblo By-laws. At the Withdrawal Closing, (x) G-Modelo shall pay an aggregate withdrawal price (the "Aggregate G-Modelo Withdrawal Price") for the G-Modelo Put Shares equal to the product obtained by multiplying the G-Modelo Withdrawal Price Per Share by the number of G-Modelo Put Shares, and Diblo shall pay an aggregate withdrawal price (the "Aggregate Diblo withdrawal Price" and, together with the Aggregate G-Modelo Withdrawal Price, the "Aggregate Withdrawal Price") for the Diblo Put Shares equal to the product obtained by multiplying the Diblo Put Price Per Share by the number of Diblo Put Shares, in Mexican Pesos in immediately available funds, and (y) the Investor shall deliver to G-Modelo and Diblo, as the case may be, the certificates representing the Put Shares, duly endorsed in the names of the companies. In connection with the Investor's exercise of the Withdrawal Right pursuant to this Section 6.5(d), the Controlling Shareholders agree to indemnify, jointly and severally, the Investor for the full amount, if any, of the G-Modelo Withdrawal Price Shortfall (as hereinafter defined) and the Diblo Withdrawal Price Shortfall (as hereinafter de-fined). For purposes of this Section 6.5(d), (1) the "G-Modelo Withdrawal Price Shortfall" shall be an amount equal to the sum of (A) the difference between the G-Modelo Put Price Per Share calculated in accordance with
     Section 6.5(c) and the G-Modelo Withdrawal Price Per Share plus (B) an amount equal to the interest on the Aggregate G-Modelo Withdrawal Price and the G-Modelo Withdrawal Price Shortfall at the Prime Rate, for the period beginning on the earliest date on which the Put Closing could have occurred had the Controlling Share-holders purchased the G-Modelo Put Shares pursuant to the Put Right and continuing to but not including the date of the Withdrawal Closing, and (2) the "Diblo Withdrawal Price Shortfall" shall be an amount equal to the sum of

                                57


     (C) the difference between the Diblo Put Price Per Share calculated in accordance with Section 6.5(c) and the Diblo Withdrawal Price Per Share plus (D) an amount equal to the interest on the Aggregate Diblo Withdrawal Price and the Diblo Withdrawal Price Shortfall at the Prime Rate for the period beginning on the earliest date on which the Put Closing could have occurred had the Con-trolling Shareholders purchased the Diblo Put Shares pursuant to the Put Right and continuing to but not in-cluding the date of the Withdrawal Closing. The Control-ling Shareholders agree to pay the G-Modelo Withdrawal Price Shortfall and the Diblo Withdrawal Price Shortfall to the Investor in United States dollars in immediately available funds calculated in accordance with the Free Exchange Rate within three business days after the With-drawal Closing.

                    (e)  The Controlling Shareholders shall
     have the right (the "Call Right") to require that the Investor sell all, but not less than all, of the Put Shares, and the Investor shall be obligated to so sell all of the Put Shares. The Controlling Shareholders shall exercise the Call Right by delivering a written notice (the "Call Notice") to the Investor in accordance with Section 13.10 indicating the total number of Put Shares, (ii) the Aggregate Call Purchase Price (as here-inafter defined), and (iii) the date and time fixed for the consummation of such sale (the "Call Closing"), which date shall not be less than ten nor more than forty days following the date of the Call Notice. The purchase price per share for the Put Shares shall be calculated in the same manner and subject to the same limitations as provided for in Section 6.5(c) except that (i) all refer-ences in Section 6.3(a) to Option Exercise Notice shall mean Call Notice, and (ii) the Adjusted G-Modelo Per Share Earnings shall be calculated during the most re-cently completed four quarters prior to the date of the Call Notice (the "Call Price Per Share"). At the Call Closing, the purchasers shall pay an aggregate purchase price for the Put Shares equal to the Call Price Per Share multiplied by the number of Put Shares, in United States dollars in immediately available funds, calculated in accordance with the Free Exchange Rate, and (ii) the Investor shall deliver to the purchasers certificates representing the Put Shares, duly endorsed in the name of the purchasers.

                                58


                    (f)  Following consummation of the trans-
     actions contemplated by paragraphs (a) and (c) or (d) or
     (e) and the performance in full by all parties of all of their obligations thereunder, this Agreement shall termi-nate (other than Sections 5.1(b), 13.8, 13.9, 13.10,
     13.11, 13.12 and Article XII).

               6.6.  Restriction on Dispositions to Competi-
                     ---------------------------------------
     tors.  Notwithstanding anything to the contrary contained
     ----
     in this Agreement, none of the G-Modelo Signatories, the Banamex Trust, the Option Trust or the Investor shall, and the Controlling Shareholders as members of the tech-nical committee of the Control Trust shall cause the Control Trust not to, sell or offer to sell and the G-Modelo Signatories shall cause the other Controlling Shareholders not to sell or offer to sell any shares of capital stock of G-Modelo (other than Series C Shares to be sold on a widely distributed basis in accordance with
     Section 5.8) or any G-Modelo Corporation to any Person or its controlling shareholders engaged, directly or indi-rectly, in the production, distribution or sale of beer in or to the United States or Mexico other than the Investor or its designees in accordance with the terms of this Agreement.

               6.7.  Restrictions on Acquiring Series C
                     ----------------------------------
     Shares.  Until the earlier of (x) such time as the Inves-
     ------
     tor has exercised the Option in full or (y) the expira-tion of the Option, the Controlling Shareholders and A-B each agree that they will not, directly or indirectly through affiliates, nominees or otherwise, acquire record or beneficial ownership of any Series A Shares, Series B Shares or Series C Shares pursuant to open-market pur-chases.
               6.8.  Extension of Time Periods.  In the event
                     -------------------------
     that any purchase of shares of G-Modelo capital stock or Diblo capital stock by A-B, A-BI or the Investor, on the one hand, or the Controlling Shareholders or G-Modelo, on the other hand, pursuant to Sections 6.2, 6.3, 6.4, 6.5 and 12.2 hereof and Clause Eighth and Annex 3 of the Control Trust Agreement is subject to any legal impedi-ment or would require the approval of or any filing with any Mexican or United States governmental agency, includ-ing, without limitation, the Mexican Foreign investment Commission pursuant to the LRMI, the LEC or the United States Federal Trade Commission or the Antitrust Division

                                59


     of the United States Department of Justice pursuant to the HSR Act, and such legal impediment is not removed or approval has not been obtained or all waiting periods have not expired or been terminated prior to the date set for the consummation of the acquisition of such shares, the parties hereto agree that the termination of all exercise periods during which such acquisition may take place shall be tolled for a period not to exceed six months from the expiration date of such period and as a result of such tolling the closing date for any such acquisition shall automatically be extended to a date which is no more than three business days after the approval of all such governmental agencies has been granted and all waiting periods have expired or been terminated; provided, however, such closing date may not
                 --------  -------
     be extended to a date which is six months beyond the day following the last day that such closing could otherwise have taken place.


                           ARTICLE VII

                    BOARDS OF DIRECTORS; VOTING
                    ---------------------------

               7.1.  Boards of Directors.  Pursuant to the
                     -------------------
     Amended G-Modelo By-laws:

                    (a)  Effective as of the Closing Date (i)
     the number of members of the G-Modelo Board of Directors shall be fixed at fourteen (each of whom may have an alternate), three of whom shall be nominated by the Investor (the "Investor Nominees") and eleven of whom shall be nominated by the Controlling Shareholders (the "Controlling Shareholder Nominees") and (ii) the Investor Nominees and the Controlling Shareholder Nominees shall be elected to the G-Modelo Board of Directors, in accor-dance with Mexican law and the Amended G-Modelo By-laws. A-B and the Controlling Shareholders agree to consider the advisability of inviting up to four independent individuals to become members of the fourteen person G-Modelo Board of Directors (the "Independent Nominees") up to three of whom would be nominated by the Controlling Shareholders in consultation with A-B and one of whom would be nominated by A-B in consultation with the Con-trolling Shareholders.

                                60


                    (b)  Effective as of the time the Investor
     and its authorized designees, if any, own, in the aggre-gate, at least 35.12 percent of G-Modelo's outstanding capital stock (i) the number of members of the G-Modelo Board of Directors shall be increased to twenty-one (each of whom may have an alternate), the number of Investor Nominees shall be increased to ten and the number of Controlling Shareholder Nominees shall remain at eleven,
     (ii) A-B and the Controlling Shareholders will consider maintaining the appointment of the Independent Nominees, and (iii) the additional Investor Nominees selected to fill such newly created directorships shall be elected to the G-Modelo Board of Directors in accordance with Mexi-can law and the Amended G-Modelo By-laws.

                    (c)  All such G-Modelo directors nominated
     and elected pursuant to paragraphs (a) and (b) above shall serve on the G-Modelo Board of Directors until their respective successors are duly elected and quali-fied in accordance with this Agreement and the provisions of the Amended G-Modelo By-laws. In addition, at each annual meeting of G-Modelo shareholders following the Closing, the Investor Nominees and the Controlling Share-holder Nominees shall be elected to the G-Modelo Board of Directors.

                    (d)  Notwithstanding anything contained in
     this Agreement to the contrary, in the event that the Investor or its authorized designees, if any, acquire, in the aggregate, a number of Series A Shares that represent ten percent or more of G-Modelo's total outstanding capital stock, the Controlling Shareholders shall cause, in accordance with Section 7.1(g), one of the Controlling Shareholder Nominees to be removed from the G-Modelo Board of Directors and the Investor shall be entitled to fill such vacancy. Thereafter, at each annual meeting of G-Modelo shareholders, the Investor shall be entitled to nominate one of the Controlling Shareholder Nominees.

                    (e)  For so long as the Controlling Share-
     holders are entitled to nominate more members of the G-Modelo Board of Directors than A-B, the Controlling Shareholders shall have the right to nominate a Control-ling Shareholder Nominee to act as Chairman of the G-Mod-elo Board of Directors, which nomination shall be ap-proved by a simple majority vote of the G-Modelo Board of Directors.

                                61


                    (f)  Except as provided in Section 7.1(d),
     any vacancy on the G-Modelo Board of Directors occurring by reason of death, resignation, removal or other termi-nation of a director elected pursuant to Section 7.1(a) or 7.1(b) shall be filled by a new director nominated by the same party who was entitled to nominate the previous incumbent whose death, resignation, removal or other termination created such vacancy.

                    (g)  The party who nominated any director
     elected pursuant to Section 7.1(a) or 7.1(b), and only such party, shall have the right to remove such director by giving written notice to the Comisario of G-Modelo to call a meeting of G-Modelo shareholders for such purpose.

                    (h)  Pursuant to the Amended G-Modelo By-
     laws and the Amended Diblo By-laws, the Investor shall have rights identical to those set forth in paragraphs
     (a) through (g) above with respect to Diblo and the Diblo
     Board of Directors.

               7.2.  Corporate Actions.
                     -----------------

                    (a)  G-Modelo and the Controlling Share-
     holders, in their capacity as shareholders, directors or officers of G-Modelo and Diblo and as members of the technical committees of the Control Trust, the Banamex Trust and the Option Trust, agree to use their best ef-forts and to take all actions necessary to ensure that during the period the Investor and its authorized design-ees, if any, own, in the aggregate, at least 20,323,498 shares of the outstanding capital stock of G-Modelo and at least 24,329,922 outstanding Diblo Common Shares, the Investor shall be entitled to the following rights and protections as a minority shareholder of G-Modelo and
     Diblo:

                         (i)  The Investor shall have the
          right to elect three Investor Nominees to the fourteen member G-Modelo Board of Directors and at least two Investor Nominees to G-Modelo's seven member Executive Committee (and their re-spective alternates).

                        (ii)  The Investor shall have the
          right to name a statutory auditor (Comisario) of G-Modelo.

                                62


                       (iii)  The Investor shall have the
          right to approve any change to the dividend policies of G-Modelo and Diblo set forth in
          Section 5.9 or to approve any dividend or dis-tribution not in compliance with Section 5.9.

                        (iv)  There shall be a majority
          vote by series of the holders of Series A
          Shares and Series B Shares and a majority vote of the holders of the Series P-C Shares, at an Extraordinary Meeting of Shareholders of G-Mod-elo to approve (A) amendments to the Amended
          G-Modelo By-laws or Amended Diblo By-laws which would be contrary to or inconsistent with the Investor's rights contained in this Agreement,
          (B) acquisitions, divestitures, spin-offs, mergers or consolidations which will modify
          G-Modelo's earnings or asset base by more than ten percent, or involve companies owned in part by the Controlling Shareholders outside the G-Modelo corporate structure, or (C) except for divestitures of a controlling interest in a G-
          Modelo Corporation otherwise permitted in (B) above, the sale of any shares of capital stock of any of the G-Modelo Corporations (except as is otherwise required in the by-laws of the Comanditas pursuant to Section 5.4 of this Agreement).

                         (v)  A-B shall have the right to
          approve all pricing and other policies for
          transactions between G-Modelo or any G-Modelo
          Corporation, on the one hand, and Procermex,
          Difa, Gondi, Tramo Cia. de Transportes, S.A. de
          C.V., a Mexican corporation ("Tramo"), Eurocer-
          mex, Iberocermex, Tapas, Promotora, Envases or
          any other Subsidiary in which a Controlling
          Shareholder has any ownership interest other
          than through G-Modelo, on the other hand, to
          assure that such transactions are carried out
          on an arm's-length basis; provided, however,
                                    --------  -------
          that such approval shall not be withheld if the
          resulting pricing for each such transaction is
          at or below Market Price (as defined); and pro-
                                                     ----
          vided, further, that such approval will be re-
          -----  -------
          quired with respect to pricing or other poli-cies for transactions with Procermex only when

                                63


          they imply changes to the pricing or policies for transactions with Procermex existing as of March 24, 1993 (which policies are generally described in Exhibit C hereto). For purposes hereof, "Market Price" shall mean for any prod-uct or service, the lowest price available to the purchaser in Mexico from any North American source (including, without limitation, Subsid-iaries of the Investor), whether on a spot or long-term basis, which pricing will be verified from time to time by check bids. Furthermore, in furtherance of the parties' desire to obtain the best available prices, G-Modelo and each G-
          Modelo Corporation agree to consult on a semi-annual basis with the Investor regarding all purchases of major goods and services acquired by them, regardless of source. Within a rea-sonable period of time following the Closing, G-Modelo will provide to the Investor a sched-ule setting forth for each of the companies referred to in the first sentence of this clause (v), the commodity sold to or purchased by any other G-Modelo Corporation, the annual quantity thereof purchased or sold and a recent representative unit price therefor.

                        (vi)  The following planning and
          control processes shall be presented to and approved by a majority vote of the G-Modelo
          Board of Directors, provided such vote includes the approval of at least two Investor Nominees
          (a "Qualified Vote") and thereafter implemented by the G-Modelo management: (A) annual budgets for capital and income statement line items, in reasonable detail, which shall be presented to the G-Modelo Board of Directors in the fourth quarter of each fiscal year and thereafter shall be revised quarterly by a Qualified Vote of the G-Modelo Board of Directors to reflect changes in the Mexican economy and other market circumstances; (B) the five-year plan for busi-ness strategy, income statement, balance sheet and cash flow statement, which shall be pre-sented to the G-Modelo Board of Directors annu-ally; and (C) monthly and year-to-date operat-ing, financial and sales results versus budget, with updated estimates for the remainder of the

                                64


          current fiscal year which shall be presented at each monthly or bi-monthly G-Modelo Board of Directors (or Executive Committee) meeting.

                       (vii)  To promote the sharing of
          functional skills between G-Modelo and A-B, the
          Investor Nominees and the Controlling Share-
          holder Nominees shall mutually agree on the
          selection of executive and management personnel
          candidates to rotate between G-Modelo and A-B
          in the Finance, Marketing, Corporate Planning,
          Brewing and Operations areas commencing as soon
          as reasonably practicable after the Closing;
          provided, however, that no participant in such
          --------  -------
          program shall hold an executive office or posi-
          tion with any host company nor shall such par-
          ticipant have any authority to act in the name
          or on behalf of, or otherwise to bind, the host
          company; provided, further, that each party
                   --------  -------
          shall continue to pay the compensation of each of such party's participants in the program, as well as all costs and expenses relating to such participation, and the host company shall have no obligations in respect of any such payments.

                      (viii)  The Investor shall have the
          right to approve (A) any issuances of G-Modelo capital stock (other than on a pro rata basis to all G-Modelo shareholders without the pay-ment of any consideration therefor) or (B) any amortization of shares of G-Modelo capital stock.

                        (ix)  Whenever any of the matters
          described in (iii) through (vii) above are to
          be approved by a G-Modelo Corporation, such
          matter must first be approved by a Qualified
          Vote of the G-Modelo Board of Directors; pro-
                                                   ----
          vided, however, with respect to the matters set
          -----  -------
          forth in (iii) above, there shall be no Quali-fied Vote of the G-Modelo Board of Directors required as long as Section 5.9 is fully com-plied with.

                                65


                    (b)  G-Modelo and the Controlling Share-
     holders, in their capacity as shareholders, directors or officers of G-Modelo and Diblo and as members of the technical committees of the Control Trust, the Banamex Trust and the Option Trust, agree to use their best ef-forts and to take all actions necessary to ensure that during the period the Investor and its authorized design-ees, if any, own, in the aggregate, at least 71,376,124 shares of the outstanding G-Modelo capital stock, in addition to the minority shareholder rights and protecti-ons provided for in Section 7.2(a), the Investor shall be entitled to the following rights and protections as a minority shareholder of G-Modelo and Diblo:

                         (i)  The Investor shall have the
          right to elect ten Investor Nominees to the 21 person G-Modelo Board of Directors and at least four Investor Nominees to G-Modelo's nine mem-ber Executive Committee (and their respective alternates).

                        (ii)  Prior to implementation by
          the G-Modelo management, the G-Modelo Board of Directors shall approve the following by a Qualified Vote: (A) the submission of the annual financial statements and proposals to the Ordinary Meeting of Shareholders of G-Mode-lo to change the dividend policies of G-Modelo and Diblo from those set forth in Section 5.9 or to approve any dividend or distribution not in compliance with Section 5.9; (B) capital expenditures or lease commitments over 15 mil-lion United States dollars which were not in-cluded in the annual budget previously ap-proved; (C) entering any business other than
          (I) the manufacture of beer, containers or packaging materials therefor, (II) the produc-tion of raw materials for the manufacture of beer, containers or packaging materials, or
          (III) the sale and distribution of beer; (D) borrowing money, issuing guarantees or creating liens or mortgages in excess of 15 million
          United States dollars; (E) all pricing and other policies for transactions between G-Mode-lo or any G-Modelo Corporation, on the one hand, and Procermex, Difa, Gondi, Tramo, Euroc-

                                66


          ermex, Iberocermex, Tapas, Promotora, Envases
          or any other Subsidiary in which a Controlling
          Shareholder has any ownership interest other
          than through G-Modelo, on the other hand, to
          assure that such transactions are carried out
          at an arm's-length basis; provided, however,
                                    --------  -------
          that such approval shall not be withheld if the
          resulting pricing for each such transaction is
          at or below Market Price; and provided, fur-
                                        --------  ----
          ther, that such approval will be required with
          ----
          respect to pricing or other policies for trans-
          actions with Procermex only when they imply
          changes to the pricing or policies for transac-
          tion with Procermex existing as of March 24,
          1993 (which policies are generally described in
          Exhibit C hereto); (F) the annual appointment
          of G-Modelo's external auditors, which shall be
          one of the "Big 6" international accounting
          firms; (G) entering into multi-year contracts
          exceeding 15 million United States dollars in
          the aggregate; (H) sales of assets exceeding 15
          million United States dollars; (I) deviations
          of over five percent that involve decisions by
          management from the annual budget previously
          approved; (J) any new license or sale of trade-
          marks or technology or modification of same;
          provided, however, that existing licensing
          --------  -------
          agreements may be renewed automatically without such approval; and (K) closing a major produc-tion facility.

                       (iii)  Whenever any of the matters
          described in (ii) above are to be approved by a
          G-Modelo Corporation, such matter must first be
          approved by a Qualified Vote of the G-Modelo
          Board of Directors; provided, however, with re-
                              --------  -------
          spect to the matters set forth in clause (A) thereof, there shall be no Qualified Vote of the G-Modelo Board of Directors required as long as Section 5.9 is fully complied with.

                        (iv)  The G-Modelo shareholders
          may, only by a vote of 70 percent or more of the outstanding shares of G-Modelo capital stock entitled to vote at an Extraordinary
          Meeting of Shareholders of G-Modelo, approve
          (A) a merger, consolidation or spin-off involv-

                                67


          ing G-Modelo or a G-Modelo Corporation; (B) an amendment to G-Modelo's charter or the Amended
          G-Modelo By-laws; and (C) other company action requiring shareholder approval at an Extraordi-nary Meeting of Shareholders of G-Modelo.

                         (v)  Except as otherwise provid-
          ed in the Amended G-Modelo By-laws, all matters requiring shareholder approval at an Ordinary
          Meeting of Shareholders of G-Modelo shall be done by a simple majority vote of the shares.


                           ARTICLE VIII

             CONDITIONS TO THE INVESTOR'S OBLIGATIONS
             ----------------------------------------

               The obligation of the Investor to consummate the transactions contemplated by Article II shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

               8.1.  Representations, Warranties of the G-
                     -------------------------------------
     Modelo Signatories.  All representations and warranties
     ------------------
     of the G-Modelo Signatories set forth in Article III shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

               8.2.  No Prohibition.  The consummation of the
                     --------------
     transactions contemplated herein shall not be prohibited or delayed by any order, decree or injunction of a court of competent jurisdiction and there shall not have been any action taken or any statute, rule or regulation or order of any court or administrative agency enacted which
     (a) prohibits or delays the Investor from consummating the transactions contemplated hereby or (b) imposes any material limitation on the ability of the Investor to exercise full rights of ownership of the Series P-C Shares or the Initial Diblo Shares.

                                68


               8.3.  No Action.  No action, suit or proceeding
                     ---------
     before any court or governmental or regulatory authority shall be pending or threatened against A-B, A-BI or the Investor or any of their Subsidiaries challenging the validity or legality of the transactions contemplated by this Agreement.

               8.4.  HSR Act.  Each of A-B and G-Modelo and
                     -------
     any other person (as defined in the HSR Act and the rules and regulations thereunder) required in connection with the transactions contemplated in this Agreement to file a Notification and Report Form for Certain Mergers and Acquisitions shall have made such filing and the applica-ble waiting period with respect to each such filing shall have expired or been terminated.

               8.5.  Certificates.  The G-Modelo Signatories
                     ------------
     will furnish to the Investor such certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in Article IX as the Investor may reasonably request.

               8.6.  Opinion.  The G-Modelo Signatories will
                     -------
     furnish to the Investor, the opinion of Santamarina Y
     Steta in the form attached hereto as Exhibit D.

                           ARTICLE IX

             CONDITIONS TO THE G-MODELO SIGNATORIES'
               AND THE BANAMEX TRUST'S OBLIGATIONS
             ---------------------------------------

               The obligations of the G-Modelo Signatories and the Trustee on behalf of the Banamex Trust to consummate the transactions contemplated in Article II shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

               9.1.  Representations and Warranties of A-B,
                     --------------------------------------
     A-BI and the Investor.  All representations and warran-
     ---------------------
     ties of A-B, A-BI and the Investor set forth in Article IV shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

                                69


               9.2.  No Prohibition.  The consummation of the
                     --------------
     transactions contemplated herein shall not be prohibited or delayed by any order, decree or injunction of a court of competent jurisdiction and there shall not have been any action taken or any statute, rule or regulation or order of any court or administrative agency enacted which prohibits or delays the G-Modelo Signatories or the Banamex Trust from consummating the transactions contem-plated hereby.

               9.3.  No Action.  No action, suit or proceeding
                     ---------
     before any court or governmental or regulatory authority shall be pending or threatened against G-Modelo, any of the G-Modelo Corporations, the Controlling Shareholders or the Banamex Trust challenging the validity or legality of the transactions contemplated by this Agreement.

               9.4.  HSR Act.  Each of A-B and G-Modelo and
                     -------
     any other person (as defined in the HSR Act and the rules and regulations thereunder) required in connection with the transactions contemplated in this Agreement to file a Notification and Report Form for Certain Mergers and Acquisitions shall have made such filing and the applica-ble waiting period with respect to each such filing shall have expired or been terminated.

               9.5.  Certificates.  The Investor will furnish
                     ------------
     to the G-Modelo Signatories and the Trustee of the Banam-ex Trust such certificates and other documents, instru-ments and writings to evidence the fulfillment of the conditions set forth in Article VIII as such parties may reasonably request.

               9.6.  Opinion.  The Investor will furnish to
                     -------
     the Controlling Shareholders, the opinions of Stephen J. Volland, Esq., Senior Associate General Counsel of A-B, Skadden, Arps, Slate, Meagher & Flom and Creel, Garcia-Cuellar y Muggenburg, in the forms attached hereto as Exhibits E, F and G, respectively.

                                70


                             ARTICLE X

                          INDEMNIFICATION
                          ---------------

               10.1.  The Controlling Shareholders', G-Modelo
                      ---------------------------------------
     and Diblo Indemnification.  Subject to the terms and
     -------------------------
     conditions of this Article X, the Controlling Sharehold-ers shall, jointly and severally, indemnify, defend and hold the Investor and its directors, officers, employees, Subsidiaries and assigns (the "Investor Group") harmless from and against any and all damages, liabilities, obli-gations, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever, including reason-able attorneys' fees (individually a "Loss" or collec-tively "Losses"), directly or indirectly, asserted against, resulting to, imposed upon or incurred by the Investor Group or any member thereof, at any time after the Closing Date and prior to the Expiration Date (as defined in Section 13.1) by reason of or resulting from any inaccuracy of any representation or warranty or any breach or violation of any covenant or agreement of the G-Modelo Signatories contained in this Agreement (collec-tively, the "Investor Group Claims"); provided, however,
                                           --------  -------
     in the event that the Controlling Shareholders shall fail, refuse or otherwise be unable to indemnify the Investor Group to the full extent of its Losses (other than as provided in the immediately succeeding sentence), G-Modelo and Diblo shall, jointly and severally, indemni-fy, defend and hold the Investor Group harmless from and against any and all Losses which the Controlling Share-holders shall have failed to indemnify the Investor Group from. The provision for indemnification contained in this Section 10.1 shall be operative and effective in respect of Investor Group Claims (other than Investor Group Claims by reason of or resulting from any inaccura-cy of the representations or warranties set forth in Sections 3.1, 3.2 and 3.4, as to which the limitations contained in this sentence shall not be applicable and as to which the Investor Group shall be indemnified to the full extent of all such Investor Group Claims) only if and to the extent the amount of such Investor Group Claims exceeds 15 million United States dollars.

               10.2.  The Investor's Indemnification.  Subject
                      ------------------------------
     to the terms and conditions of this Article X, the Inves-tor shall indemnify, defend and hold the Controlling Shareholders and G-Modelo and their directors, officers,

                                71


     employees, Subsidiaries and assigns (the "G-Modelo Group") harmless from and against any and all Losses, directly or indirectly, asserted against, resulting to, imposed upon or incurred by the G-Modelo Group or any member thereof, at any time after the Closing Date and prior to the Expiration Date by reason of or resulting from any inaccuracy of any representation or warranty or any breach or violation of any covenant or agreement of the Investor contained in this Agreement (collectively, the "G-Modelo Group Claims" and together with the Inves-tor Group Claims, the "Claims"). The provision for indemnification by the Investor contained in this Section
     10.2 shall be operative and effective in respect of G-Modelo Group Claims only if and to the extent the amount of such G-Modelo Group Claims (other than G-Modelo Group Claims by reason of or resulting from any inaccura-cy of the representation and warranty set forth in Sec-tion 4.1, as to which the limitation contained in this sentence shall not be applicable and as to which the G-Modelo Group shall be indemnified to the full extent of all such G-Modelo Group Claims) exceeds 15 million United States dollars.

               10.3.  Conditions of Indemnification.  The
                      -----------------------------
     obligations and liabilities of the Controlling Sharehold-ers and the Investor, as the case may be, under Sections
     10.1 and 10.2 (herein referred to as the "Indemnifying Party"), with respect to Claims made by third parties shall be subject to the following terms and conditions:

                    (a)  The person to whom such Claim relates
     (the "Indemnified Party") will give the Indemnifying Party prompt notice of such Claim, and the Indemnifying Party will assume the defense thereof by representatives chosen by it.

                    (b)  If the Indemnifying Party, within a
     reasonable time after notice of any such Claim, fails to assume the defense thereof, the Indemnified Party or any other member of its group shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Claim at any time prior to the settlement, compromise or final determination thereof.

                                72


                    (c)  Anything in this Section 10.3 to the
     contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party or any other member of the Indemnified Party's group other than as a result of money damages or other money payments, the Indemnified Party or such member of the Indemnified Party's group shall have the right to defend, at its own cost and expense, and to compromise or settle such Claim with the consent of the Indemnifying Party and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an uncon-ditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party or such member of the Indemnified Party's group, or both, a release from all liability in respect of such Claim.

               10.4.  Remedies Cumulative.  The remedies
                      -------------------
     provided herein shall be cumulative and shall not pre-clude assertion by any of the parties hereto of any other rights or the seeking of any other remedies against any other party hereto.


                            ARTICLE XI

                  TERMINATION PRIOR TO CLOSING
                  ----------------------------

               11.1.  Termination.  This Agreement may be
                      -----------
     terminated at any time prior to the Closing:

                    (a)  by mutual written consent of A-B and
     the Controlling Shareholders;

                    (b)  by either the Controlling Sharehold-
     ers or A-B in writing, without liability to the terminat-ing party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if the Closing shall not have occurred on or before December 31, 1993; or

                    (c)  by either the Controlling Sharehold-
     ers or A-B in writing, without liability to the terminat-ing party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if A-B, A-BI and the Investor

                                73


     or the Controlling Shareholders, respectively, shall (i) fail to perform in any material respect its covenants and agreements contained herein required to be performed prior to the Closing Date, or (ii) materially breach any of their representations, warranties or covenants con-tained herein if such breach would cause a condition to the obligation of the terminating party to close not to be satisfied and if such failure to perform or breach has not been waived by the terminating party; provided,
                                               --------
     however, that a party's right to indemnification hereun-
     -------
     der shall not be affected by such party's waiver of its right of termination pursuant to this Section 11.1 if such right of termination arises from a willful breach of this Agreement.

               11.2.  Procedure and Effect of Termination.  In
                      -----------------------------------
     the event of termination of this Agreement and abandon-ment of the transactions contemplated hereby by either of the parties pursuant to Section 11.1, written notice thereof shall forthwith be given to all other parties, and this Agreement shall terminate (other than Sections 5.1(b), 13.8, 13.9, 13.10, 13.11, 13.12 and Article XII)
     and the transactions contemplated hereby shall be aban-doned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                    (a)  upon request therefor, each of the
     parties hereto will redeliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                    (b)  no party hereto shall have any lia-
     bility or further obligation to any other party to this Agreement pursuant to this Agreement except as stated in this Section 11.2; and

                    (c)  all filings, applications and other
     submissions made pursuant to the terms of this Agreement shall, to the extent practicable, be withdrawn from the agency or other Person to which made.

                                74


                            ARTICLE XII

                        DISPUTE RESOLUTION
                        ------------------

               12.1.  Arbitration.  In the event of a dispute
                      -----------
     among the parties with respect to the validity, intent, interpretation, performance, enforcement or arbitrability of any of the terms contained in this Agreement or any claim arising out of or in connection with this Agree-ment, except for disputes or claims involving the types of matters set forth in Section 12.2, such dispute or claim shall promptly be submitted for resolution to the Board of Directors of G-Modelo. If the G-Modelo Board of Directors, by a Qualified Vote, shall be unable to re-solve the dispute within 30 days, the Controlling Share-holders shall appoint a Controlling Shareholder Nominee and the Investor shall appoint an Investor Nominee to a special committee. The members of the special committee shall use their best efforts to reach an amicable resolu-tion of the dispute and any mutually acceptable resolu-tion shall be deemed final and binding and shall be implemented as soon as practicable. If the special committee is unable to resolve the dispute within 30 days after its appointment or, if either the Controlling Shareholders or A-B shall have failed to appoint a repre-sentative to the special committee, within 30 days after either the Controlling Shareholders or A-B has appointed its representative, the matter shall be submitted for final resolution to an international arbitration panel consisting of three arbitrators selected as follows: the Chairman of A-B shall select one arbitrator; a majority of the Controlling Shareholders shall select one arbitra-tor; and the two arbitrators so appointed shall select a third arbitrator. The third arbitrator shall be the presiding arbitrator and may not be a citizen or resident of either the United States or Mexico and must be unaf-filiated with the parties hereto. In the event either the Controlling Shareholders or A-B shall have failed to select an arbitrator within 15 days after either the Controlling Shareholders or A-B has selected its arbi-trator or the two arbitrators so selected shall fail to agree on a third arbitrator, such arbitrator shall be selected by the United States Representative of the International Chamber of Commerce. The place of arbitra-tion shall be New York City, in the State of New York, the United States of America. All arbitrators shall be fluent in both the English and Spanish languages and

                                75


     their award shall be rendered in English. The English language shall be used in all documents, briefs, evidence and any other writings submitted to the arbitration panel. All arbitration proceedings shall be conducted in the English language. The arbitration procedure set forth in this Section 12.1 shall be the sole and exclu-sive means of settling or resolving any dispute referred to in this Section 12.1. The arbitration shall be con-ducted in accordance with the UNCITRAL Arbitration Rules then in effect, as modified herein. The award of the arbitrators shall be final and binding on the parties and may be presented by any of the parties for enforcement in any court of competent jurisdiction and the parties hereby consent to the jurisdiction of such court solely for purposes of enforcement of this arbitration agreement and any award rendered hereunder. In any such enforce-ment action, irrespective of where it is brought, none of the parties will seek to invalidate or modify the deci-sion of the arbitrators or otherwise to invalidate or circumvent the procedures set forth in this Section 12.1 as the sole and exclusive means of settling or resolving such dispute, including by appeal to any court which would otherwise have jurisdiction in the matter. The fees of the arbitrators and the other costs of such arbitration shall be borne by the parties in such propor-tions as shall be specified in the arbitration award.

               12.2.  Business Disagreements.
                      ----------------------

                    (a)  In the event that at any time follow-
     ing the Closing there is a Fundamental Business Disagree-ment (as hereinafter defined), the Investor shall have the right to require (the "Dispute Right") that the Controlling Shareholders purchase all, but not less than all, of the shares of G-Modelo capital stock and the Diblo Common Shares then owned, directly or indirectly, by the Investor and its authorized designees, if any (such aggregate number of shares being referred to herein as the "Investor Shares"), at an aggregate purchase price (the "Investor Share Price") equal to the aggregate purchase price paid by the Investor and its authorized designees, if any, for the Investor Shares, payable in United States dollars in immediately available funds.
     The Investor shall exercise the Dispute Right by delivery of a written notice (the "Dispute Notice") to the Con-trolling Shareholders in accordance with Section 13.10 indicating that (i) there exists a Fundamental Business

                                76


     Disagreement, (ii) the number of Investor Shares to be purchased by the Controlling Shareholders, (iii) the Investor Share Price, and (iv) the date and time fixed for the consummation of such sale (which date shall not be less than twenty nor more than forty days following the date of the Investor Notice).

                    (b)  In the event that the Controlling
     Shareholders fail, refuse or are otherwise unable or un-willing to purchase the Investor Shares pursuant to subsection (a) above, the Controlling Shareholders shall notify the Investor (the "Controlling Shareholder Re-sponse Notice") of such determination within fifteen days following the date of the Dispute Notice, and the Inves-tor shall have the right to purchase all, but not less than all, of the shares of G-Modelo capital stock and Diblo Common Shares then owned by the Controlling Share-holders or held in trust for the benefit of the Control-ling Shareholders (the "Controlling Shareholder Shares") at an aggregate purchase price equal to the product of
     (i) the number of Controlling Shareholder Shares and (ii) that fraction having the Investor Price as the numerator and the aggregate number of Investor Shares as the denom-inator, payable in United States dollars in immediately available funds. The Investor shall notify the Control-ling Shareholders (the "Investor Response Notice") of its intention with respect to the purchase of the Controlling Shareholder Shares within fifteen days following the date of the Controlling Shareholder Response Notice. In the event the Investor elects to purchase the Controlling Shareholder Shares, the Investor Response Notice shall specify the date and time fixed for the consummation of such purchase (which date shall not be less than ten nor more than forty days following the Controlling Sharehold-er Response Notice).

                    (c)  For purposes of this Section 12.2, a
     "Fundamental Business Disagreement" shall mean a dis-agreement between A-B and the Controlling Shareholders over fundamental business direction, e.g., change in the charter or by-laws, change in dividend policy, corporate objectives, etc., including, but not limited to, dis-agreements relating to those matters with respect to which the Investor has minority shareholder protection as identified in Section 7.2.

                                77


                            ARTICLE XIII

                            MISCELLANEOUS
                            -------------
               13.1.  Survival of Representations, Warranties
                      ---------------------------------------
     and Covenants.  All representations and warranties of the
     -------------
     parties hereto contained in this Agreement shall survive the Closing Date, regardless of any investigation made by the parties hereto, for a period ending on the third anniversary of the Closing Date, except that the repre-sentations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4 and 4.1 shall survive indefinitely and the representations and warranties set forth in Section 3.13 and, to the extent the representations and warranties set forth in Section 3.8 relate to liabilities for Taxes,
     Section 3.8 shall survive until the later of the applica-ble statutes of limitation or the final resolution of all issues arising under Section 3.13 and Section 3.8. The covenants and agreements contained herein to be performed or complied with after the Closing shall survive without limitation as to time, unless the covenant or agreement specifies a term, in which case such covenant or agree-ment shall survive for a period of three years following the expiration of such specified term and shall thereupon expire. The respective expiration dates for the survival of the representations and warranties and the covenants shall be referred to herein as the "Expiration Date."

               13.2.  Entire Agreement.  This Agreement,
                      ----------------
     including the Exhibits and disclosure schedules hereto and the other agreements, documents and instruments referred to herein constitute the sole understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings of the parties hereto with respect to the transactions contem-plated by this Agreement, including without limitation the Heads of Agreement.

               13.3.  Successors and Assigns.  The terms and
                      ----------------------
     conditions of this Agreement shall inure to the benefit of and be binding upon the respective parties hereto and their respective successors and permitted assigns; pro-
                                                        ----
     vided, however, that neither this Agreement nor any of
     -----  -------
     the rights, obligations or interests hereunder shall be assigned by any party without the prior written consent of the other parties hereto; and provided, further, that
                                      --------  -------
     no assignment of this Agreement or any of the rights,

                                78


     obligations or interests hereof shall relieve the assign-or of its obligations under this Agreement. Notwith-standing anything to the contrary contained in this
     Section 13.3, each of A-B, A-BI and the Investor may assign any or all of its rights or obligations hereunder to each other or to a Subsidiary without the prior writ-ten consent of the G-Modelo Signatories; provided, howev-
                                              --------  ------
     er, that such Subsidiary shall agree in writing to be
     --
     bound by the terms and conditions of this Agreement, that such assignment shall in no way limit or relieve any of them of any of their obligations hereunder and that such Subsidiary remains a Subsidiary of A-B.

               13.4.  Counterparts.  This Agreement may be
                      ------------
     executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall, taken together, constitute the same instrument.

               13.5.  Interpretation.  The table of contents
                      --------------
     and article and section headings contained in this Agree-ment are solely for reference, shall not be deemed to constitute part of this Agreement, and shall not affect the interpretation hereof.

               13.6.  Amendment and Modification.  Subject to
                      --------------------------
     applicable law, this Agreement may be amended, modified or supplemented only by written agreement of each of the parties hereto with respect to any of the terms contained herein.

               13.7.  Waiver of Compliance; Consents.  Except
                      ------------------------------
     as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, cove-nant, agreement or condition herein may be waived by the parties entitled to the benefits thereof only by a writ-ten instrument signed by such parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. When-ever this Agreement requires or permits consent by or on behalf of any of the parties hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 13.7.

                                79


               13.8.  Broker's Fees.  Each of A-B, A-BI, the
                      -------------
     Investor, the G-Modelo Signatories, the Banamex Trust and the Option Trust (a) represents and warrants that, it has not taken and will not take any action that would cause the other parties to have any obligation or liability to any Person for a finder's or broker's fee, and (b) agrees to indemnify the other parties for breach of the forego-ing representation and warranty, whether or not the Closing occurs.

               13.9.  Expenses.  Whether or not the transac-
                      --------
     tions contemplated hereby are consummated, each of the Controlling Shareholders, G-Modelo, the G-Modelo Corpora-tions, A-B, A-BI and the Investor shall pay all costs and expenses incurred by it, or on its behalf, in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consul-tants, accountants and counsel.

               13.10.  Notices.  Any notice, request, instruc-
                       -------
     tion or other document permitted or required to be given hereunder by any party hereto to any other party shall be in writing and delivered personally or by facsimile transmission or sent by registered or certified mail, postage prepaid, as follows:

               if to G-Modelo or a G-Modelo Corporation, to:

                    Grupo Modelo, S.A. de C.V.
                    Campos Eliseos 400
                    11000 Mexico, D.F.
                    Attention:  Chairman of the Board
                    Telephone No.:  011-52-5-281-0114
                    Facsimile No.:  011-52-5-280-5322

               with a copy to:

                    Santamarina Y Steta, S.C.
                    Edif. "Omega"
                    Campos Eliseos 345, 2nd Floor
                    Col. Chapultepec Polanco
                    11560 Mexico, D.F.
                    Attention:  Lic. Agustin Santamarina
                    Telephone No.:  011-52-5-281-4198
                    Facsimile No.:  011-52-5-280-6226

                                80


               if to a Controlling Shareholder, to such Controlling Shareholder:

                    c/o Grupo Modelo, S.A. de C.V.
                    Campos Eliseos 400
                    11000 Mexico, D.F.
                    Attention:  Chairman of the Board
                    Telephone No.:  011-52-5-281-0114
                    Facsimile No.:  011-52-5-280-5322

               with a copy to:

                    Santamarina Y Steta, S.C.
                    Edif. "Omega"
                    Campos Eliseos 345, 2nd Floor
                    Col. Chapultepec Polanco
                    11560 Mexico, D.F.
                    Attention:  Lic. Agustin Santamarina
                    Telephone No.:  011-52-5-281-4198
                    Facsimile No.:  011-52-5-280-6226

               if to A-B, A-BI or the Investor, to:

                    Anheuser-Busch Companies, Inc.
                    One Busch Place
                    St. Louis, Missouri 63118
                    Attention:  Vice President and General
                                Counsel
                    Telephone No.: 95-314-577-2000
                    Facsimile No.: 95-314-577-0776

               with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    919 Third Avenue
                    New York, New York  10022
                    Attention:  J. Michael Schell, Esq.
                    Telephone No.: 95-212-735-3000
                    Facsimile No.: 95-212-735-2001

               with a further copy to:

                    Creel, Garcia-Cuellar Y Muggenburg
                    Bosque de Ciruelos 304, Piso 2
                    Bosque de Las Lomas
                    11700 Mexico, D.F.
                    Attention:  Lic. Samuel Garcia-Cuellar

                                81


                    Telephone No.: 011-52-5-596-1017
                    Facsimile No.: 011-52-5-596-3309

               if to the Option Trustee or the Banamex Trust-ee, to:

                    Banco Nacional de Mexico, S.A., Trust
                    Division
                    Paseo de la Reforma No. 404, 14th Floor
                    Col. Juarez
                    06600 Mexico, D.F.
                    Attention: Sr. Eduardo Alvarez Morales
                               Sr. Fernando Montes de Oca
                    Telephone No.:  011-52-5-225-9733
                    Facsimile No.:  011-52-5-225-9751

     or at such other address for a party as shall be speci-fied by like notice. Any notice which is delivered personally in the manner provided herein or by facsimile transmission shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

               13.11.  Governing Law.  This Agreement shall be
                       -------------
     construed in accordance with and governed by the laws in force in the United Mexican States without regard to the conflict of laws provisions thereof.

               13.12.  Public Announcements.  Except as may be
                       --------------------
     required by law, none of the parties hereto shall make and the Controlling Shareholders shall ensure that no G-Modelo Corporation makes any public statements, includ-ing, without limitation, any press release, with respect to this Agreement or the transactions contemplated hereby without prior consultation and opportunity to comment being afforded to the other parties.

                                82


          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first above written.

                           ANHEUSER-BUSCH COMPANIES, INC.


                           By: s/AUGUST A. BUSCH III
                               --------------------------
                               Name:
                               Title:


                           ANHEUSER-BUSCH INTERNATIONAL, INC.


                           By: s/JOHN H. PURNELL
                               ---------------------------
                               Name:
                               Title:


                           ANHEUSER-BUSCH INTERNATIONAL
                               HOLDINGS, INC.


                           By: s/JESSE AGUIRRE
                               ----------------------------
                               Name:
                               Title:


                           GRUPO MODELO, S.A. de C.V.


                           By: s/ANTONINO FERNANDEZ R.
                               ----------------------------
                               Name:
                               Title:


                           DIBLO, S.A. de C.V.


                           By: s/ANTONINO FERNANDEZ R.
                               ----------------------------
                               Name:
                               Title:

                                83


                           BANCO NACIONAL DE MEXICO, S.A.,
                            AS TRUSTEE OF THE OPTION TRUST


                           By: s/LIC EDUARDO ALVAREZ MORALES
                               ----------------------------
                           Lic. Eduardo Alvarez Morales, as
                           trustee delegate u/a dated June
                           11, 1993

                           By: s/FERNANDO MONTES DE OCA
                               ----------------------------
                           Fernando Montes de Oca, as trustee
                           delegate u/a dated June 11, 1993


                           BANCO NACIONAL DE MEXICO, S.A., AS
                           TRUSTEE OF THE BANAMEX TRUST


                           By: s/LIC EDUARDO ALVAREZ MORALES
                               ----------------------------
                           Lic. Eduardo Alvarez Morales, as
                           trustee delegate u/a dated June
                           11, 1993.

                           By: s/FERNANDO MONTES DE OCA
                               ----------------------------
                           Fernando Montes de Oca, as trustee
                           delegate u/a dated June 11, 1993


                           s/ANTONINO FERNANDEZ R.
                           --------------------------------
                           Antonino Fernandez R., on his own
                           behalf and as a member of the te-
                           chnical committee of the Control
                           Trust


                           s/PABLO ARAMBURUZABALA
                           --------------------------------
                           Pablo Aramburuzabala, on his own
                           behalf and as a member of the te-
                           chnical committee of the Control
                           Trust


                           s/NEMESIO DIEZ R.
                           --------------------------------
                           Nemesio Diez R., on his own behalf
                           and as a member of the technical
                           committee of the Control Trust

                                84


                           s/JUAN SANCHEZ-NAVARRO Y P.
                           ----------------------------------
                           Juan Sanchez-Navarro y P., on his
                           own behalf and as a member of the
                           technical committee of the Control
                           Trust


                           s/VALENTIN DIEZ M.
                           ----------------------------------
                           Valentin Diez M., on his own be-
                           half and as a member of the tech-
                           nical committee of the Control
                           Trust


                           s/PABLO GONZALEZ DIEZ
                           ----------------------------------
                           Pablo Gonzalez Diez, on his own
                           behalf and as a member of the
                           technical committee of the Control
                           Trust



                           s/LUIS GONZALEZ DIEZ
                           ----------------------------------
                           Luis Gonzalez Diez, on his own
                           behalf and as a member of the
                           technical committee of the Control
                           Trust



                           s/CESAREO GONZALEZ DIEZ
                           ----------------------------------
                           Cesareo Gonzalez Diez, on his own
                           behalf and as a member of the
                           technical committee of the Control
                           Trust



                           s/THELMA YATES VDA DE ALVAREZ LOYO
                           ----------------------------------
                           Thelma Yates Vda. de
                             Alvarez Loyo

                                85


                           s/EUSICINIA GONZALEZ DIEZ
                           --------------------------------
                           Eusicinia Gonzalez Diez



                           s/ROSARIO GONZALEZ DIEZ
                           --------------------------------
                           Rosario Gonzalez Diez



                           s/MA PAULINA GONZALEZ DIEZ
                           --------------------------------
                           Ma. Paulina Gonzalez Diez



                           s/ELEUTERIA GONZALEZ DIEZ
                           --------------------------------
                           Eleuteria Gonzalez Diez



                           s/LAURENTINO GARCIA GONZALEZ
                           --------------------------------
                           Laurentino Garcia Gonzalez



                           s/MA ANTONIA GARCIA GONZALEZ
                           --------------------------------
                           Ma. Antonia Garcia Gonzalez



                           s/MA TERESA GARCIA GONZALEZ
                           --------------------------------
                           Ma. Teresa Garcia Gonzalez

                                86